Filed Pursuant to Rule 424(b)(5)

Registration No. 333-228121

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 14, 2018)

Auris Medical Holding AG

Up to $3.25 million

Common Shares

We have entered into a sales agreement with A.G.P./Alliance Global Partners, or A.G.P., relating to our common shares (nominal value of CHF 0.02 per common share) offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell through this prospectus supplement common shares having an aggregate offering price of up to $3.25 million from time to time through A.G.P., acting as our sales agent.

Our common shares are listed on The Nasdaq Capital Market under the symbol “EARS.” On November 27, 2018, the last sale price of our common shares as reported by The Nasdaq Capital Market was $0.62 per common share.

Sales of our common shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common shares, or sales on any other existing trading market for our common shares or to or through a market maker.

We will pay A.G.P. a fixed commission rate equal to 3.00% of the gross sales price per common share sold. In connection with the sale of our common shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to A.G.P. against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

As of the date of this prospectus supplement, the aggregate market value of our common shares held by non-affiliates, or our public float, was approximately $39.3 million, which was calculated based on 26,526,865 common shares held by non-affiliates as of November 29, 2018, at a price of $1.48 per common share, the average of bid and asked prices of our common shares on The Nasdaq Capital Market on October 16, 2018, a date within 60 days prior to the date of this prospectus supplement. We have offered $6.4 million of our common shares pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Summary—Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer.”

Investing in our common shares involves a high degree of risk. You should carefully consider all of the information set forth in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement before deciding to invest in our common shares. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common shares, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is November 30, 2018

table of contents

Page

PROSPECTUS SUPPLEMENT

About This Prospectus Supplement	S-i
Forward-Looking Statements	S-i
Summary	S-1
The Offering	S-6
Risk Factors	S-7
Use of Proceeds	S-16
Market for Our Common Shares and Dividend Policy	S-17
Capitalization	S-18
Dilution	S-20
Description of Share Capital and Articles of Association	S-22
Taxation	S-33
Plan of Distribution	S-40
Legal Matters	S-41
Experts	S-41
Where You Can Find More Information and Incorporation by Reference	S-42

PROSPECTUS

Page

About This Prospectus	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	1
Auris Medical Holding AG	4
Risk Factors	4
Ratio of Earnings to Fixed Charges	4
Use of Proceeds	4
Selling Shareholder	5
Description of Share Capital and Articles of Association	6
Comparison of Swiss Law and Delaware Law	17
Description of Debt Securities	23
Description of Warrants	27
Description of Purchase Contracts	28
Description of Units	29
Forms of Securities	30
Plan of Distribution	32
Incorporation of Certain Information by Reference	34
Enforcement of Civil Liabilities	35
Expenses	36
Legal Matters	36
Experts	36

About This Prospectus Supplement

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “Auris Medical Holding AG” or “Auris,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Auris Medical Holding AG, together with its subsidiaries, prior to our corporate reorganization by way of the Merger (as defined below) on March 13, 2018 (i.e. to the transferring entity), and to Auris Medical Holding AG (formerly Auris Medical NewCo Holding AG), together with its subsidiaries after the Merger (i.e. to the surviving entity). The trademarks, trade names and service marks appearing in this prospectus supplement are property of their respective owners.

Unless indicated or the context otherwise requires, all references in this prospectus supplement to our common shares as of any date prior to March 13, 2018 refer to our common shares (having a nominal value of CHF 0.40 each) prior to the 10:1 “reverse share split” effected through the Merger and all references to our common shares as of, and after, March 13, 2018 refer to our common shares (having a nominal value of CHF 0.02 each) after the 10:1 “reverse share split” effected through the Merger.

The terms “dollar,” “USD” or “$” refer to U.S. dollars and the terms “Swiss Franc” and “CHF” refer to the legal currency of Switzerland.

This prospectus supplement, the accompanying prospectus and any issuer free writing prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any issuer free writing prospectus. We have not, and the sales agent has not, authorized any other person to provide you with different information. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the sales agent is not, making an offer to sell the common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus supplement nor the accompanying prospectus or any issuer free writing prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the sales agent, to subscribe for and purchase any of the common shares and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “will,” “estimate” and “potential,” among others, or the negatives thereof.

Such forward-looking statements include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to those identified under “Risk Factors” in this prospectus supplement and under

S-i

the section “Item 3. Key Information—D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2017, incorporated by reference herein. These risks and uncertainties include factors relating to:

•	our operation as a development-stage company with limited operating history and a history of operating losses;

•	our need for substantial additional funding to continue the development of our product candidates before we can expect to become profitable from sales of our products and the possibility that we may be unable to raise additional capital when needed;

•	the outcome of our review of strategic options and of any action that we may pursue as a result of such review;

•	our dependence on the success of AM-125, AM-201, Keyzilen® (AM-101) and AM-111, which are still in clinical development, may eventually prove to be unsuccessful;

•	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

•	the chance our clinical trials may not be completed on schedule, or at all, as a result of factors such as delayed enrollment or the identification of adverse effects;

•	uncertainty surrounding whether any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized;

•	if our product candidates obtain regulatory approval, our product candidates being subject to expensive, ongoing obligations and continued regulatory overview;

•	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

•	the chance that we do not obtain orphan drug exclusivity for AM-111, which would allow our competitors to sell products that treat the same conditions;

•	dependence on governmental authorities and health insurers establishing adequate reimbursement levels and pricing policies;

•	our products may not gain market acceptance, in which case we may not be able to generate product revenues;

•	our reliance on our current strategic relationships with INSERM or Xigen and the potential success or failure of strategic relationships, joint ventures or mergers and acquisitions transactions;

•	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party, single-source suppliers to supply or produce our product candidates;

•	our ability to obtain, maintain and protect our intellectual property rights and operate our business without infringing or otherwise violating the intellectual property rights of others;

•	our ability to comply with the requirements under our term loan facility with Hercules, including repayment of amounts outstanding when due;

•	our ability to meet the continuing listing requirements of Nasdaq and remain listed on The Nasdaq Capital Market;

•	the chance that certain intangible assets related to our product candidates will be impaired; and

•	other risk factors discussed under “Risk Factors.”

S-ii

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

S-iii

Summary

The following summary highlights certain information contained elsewhere in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference herein. It may not contain all of the information that you should consider before investing in the common shares. For a more complete discussion of the information you should consider before investing in the common shares, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Our Business

We are a clinical-stage biopharmaceutical company focused on the development of novel products that address important unmet medical needs in neurotology and mental health supportive care. We are focusing on the development of intranasal betahistine for the treatment of vertigo (AM-125) and for the treatment of antipsychotic-induced weight gain and somnolence (AM-201). These programs have gone through two Phase 1 trials and will move into proof-of-concept studies in 2019. In addition, we have two Phase 3 programs under development: (i) Keyzilen® (AM-101), which is being developed for the treatment of acute inner ear tinnitus and (ii) AM-111, which is being developed for the treatment of acute inner ear hearing loss. AM-111 has been granted orphan drug status by the United States Food & Drug Administration (“FDA”) and the European Medicines Agency (“EMA”) and has been granted fast track designation by the FDA.

Recent Developments

Positive Results From Second Phase 1 Clinical Trial With Intranasal Betahistine (AM-125)

On October 17, 2018, we announced positive results from the second Phase 1 trial evaluating intranasal betahistine in healthy volunteers. The study results demonstrated superior bioavailability over a range of four intranasal betahistine doses compared to oral betahistine, with plasma exposure being 6 to 29 times higher (p-value between 0.056 and p<0.0001). Further, it confirmed the favorable safety profile of intranasal betahistine and showed that the treatment was well tolerated when administered three times daily for three days.

The randomized double blind placebo controlled Phase 1 trial with dose escalation enrolled a total of 72 healthy volunteers. One group of study participants received a single dose of intranasal betahistine or placebo and, following a wash-out period, three doses daily for three days. Single doses were escalated up to 60 mg, and repeated doses up to 40 mg. For the latter, the maximum tolerated dose based on local tolerability was determined at 40 mg. The other group of study participants received oral betahistine or placebo for reference. Pharmacokinetic parameters in blood plasma were determined for betahistine and its metabolites, and relative bioavailability for intranasal betahistine was calculated compared to oral betahistine 48 mg, which is the maximum approved daily dose as marketed worldwide (ex US). We plan to initiate two randomized double blind placebo controlled proof-of-concept studies with intranasal betahistine in the first quarter of 2019. In the planned Phase 2 clinical trial with AM-125 (”TRAVERS”), we plan to enroll patients suffering from acute vertigo following vestibular schwannoma resection.

Launch of AM-201 Program

On May 15, 2018, we announced the expansion of our intranasal betahistine development program beyond the treatment of vertigo into mental health supportive care indications. Under project code AM-201, we intend to develop intranasal betahistine for the treatment of weight gain and drowsiness (somnolence), which are major side effects of many antipsychotic drugs. On November 20, 2018, we announced the results of our pre-Investigational New Drug (“IND”) meeting with the FDA. In its written response, the FDA supported the planned conduct of a multiple dose Phase 1 trial with AM-201 administered to healthy subjects in combination with olanzapine to evaluate the pharmacokinetics, pharmacodynamics and safety, and to establish proof-of-concept. Further, the FDA endorsed weight gain normalized to baseline body weight versus placebo as reasonable primary efficacy endpoint for a subsequent Phase 2 trial.

We plan to initiate a Phase 1 pharmacokinetic/pharmacodynamic study in the first quarter of 2019 to evaluate AM-201 in the prevention of olanzapine-induced weight gain. The randomized double blind placebo controlled proof-of-concept trial is expected to be conducted in a European country and to enroll 50 healthy volunteers who will receive either AM-201 or placebo concomitantly with olanzapine over four weeks. Doses will be escalated in five steps. Following the read-out from the study, assuming positive results, we expect to file the IND application for AM-201 later in 2019.

As we focus on advancing our AM-125 and AM-201 programs with intranasal betahistine, we announced at the same time that we plan to move forward with our late-stage programs AM-111 for the treatment of acute inner ear hearing loss and AM-101 for the treatment of acute inner ear tinnitus through strategic partnering and with non-dilutive funding.

Scientific Advice from the EMA on Development Plan and Regulatory Pathway for AM-111

On May 7, 2018, we announced that we had received positive Scientific Advice from the Committee for Medicinal Products for Human Use (“CHMP”) of the EMA related to the development plan and regulatory pathway for AM-111. The Scientific Advice (Protocol Assistance) had been requested by us following the results of the HEALOS Phase 3 trial. The EMA reviewed our proposed concept for a single pivotal trial with AM-111 at a dose of 0.4 mg/mL in patients suffering from acute profound hearing loss, which builds to a large extent on the design and outcomes from HEALOS. The EMA endorsed the proposed trial design, choice of efficacy and safety endpoints, as well as the statistical methodology. In addition, the EMA provided important guidance on the regulatory path forward and the maintenance of AM-111’s orphan drug designation.

On August 30, 2018, we announced that we received feedback from a Type C meeting with the FDA related to the development plan and regulatory pathway for AM-111. The FDA reviewed our proposed concept for a placebo-controlled pivotal trial with AM-111 at a dose of 0.4 mg/mL in patients suffering from acute profound hearing loss. The trial protocol builds to a large extent on the design and outcomes from HEALOS and also incorporates specific feedback provided by the EMA referenced above. In a written response, the FDA endorsed the proposed choice of primary and secondary efficacy endpoints, the safety endpoints, as well as the planned sample size and statistical methodology. In addition, the FDA provided important guidance on the regulatory path forward.

Identification of Potential Partners for AM-111

In early November 2018, we engaged JSB Partners LP, with offices in Boston, Munich and Zug, to identify potential partners for our AM-111 program and to support us in negotiating potential partnering agreements.

Otonomy Ruling

On August 1, 2018, the United States Court of Appeals for the Federal Circuit reversed the United States Patent and Trademark Office’s (“USPTO”) Patent Trial and Appeal Board’s determination of priority in our favor relating to the July 2015 USPTO declaration of patent interference (No. 106,030) involving our issued U.S. patent No. 9,066,865 (the “865 Patent”) and Otonomy, Inc.’s (“Otonomy”) U.S. patent application No. 13/848,636 (the “636 Application”). We believe that this ruling will not materially impact any of our development programs.

Nasdaq Listing Requirements and Merger

On July 31, 2018, we received a letter from the Listings Qualifications Department of The Nasdaq Capital Market notifying us that our minimum bid price per share of our common shares was below $1.00 for a period of 30 consecutive business days as required by Nasdaq’s continued listing requirements. We have a compliance period of 180 calendar days, or until January 28, 2019, to regain compliance with Nasdaq’s minimum bid price requirement. In the event we do not regain compliance by January 28, 2019, we may be eligible for an additional 180 calendar day grace period. We intend to actively monitor our closing bid price for our common shares between now and January 28, 2019 and intend to take any reasonable actions to resolve our noncompliance with the minimum bid price requirement as may be necessary. However, there can be no assurance that we will be able to successfully resolve such noncompliance.

In addition to the minimum closing bid price requirement, we are required to comply with certain other Nasdaq continued listing requirements, including a series of financial tests relating to shareholder equity, market value of listed securities and number of market makers and shareholders. If we fail to maintain compliance with any of those requirements, our common shares could be delisted from Nasdaq’s Capital Market. See “Risk Factors—Risks Related to this Offering and our Common Shares—Our common shares may be involuntarily delisted from trading on The Nasdaq Capital Market if we fail to comply with the continued listing requirements.”  A delisting of our common shares is likely to reduce the liquidity of our common shares and may inhibit or preclude our ability to raise additional financing.

Amendment of Hercules Loan and Security Agreement

On April 5, 2018, we entered into an agreement with Hercules Capital, Inc. (“Hercules”) whereby the terms of our Loan and Security Agreement (the “Loan and Security Agreement”) with Hercules were amended to eliminate the $5 million liquidity covenant in exchange for a repayment of $5 million principal amount outstanding under the Loan and Security Agreement. As of September 30, 2018, CHF 2.1 million was the carrying amount under the Loan and Security Agreement.

January 2018 Offering of Common Shares and Warrants

On January 26, 2018, we entered into a purchase agreement with certain investors providing for the issuance and sale by us of 12,499,999 of our common shares. The common shares were offered pursuant to an effective shelf registration statement on Form F-3, which was initially filed with the Securities and Exchange Commission on September 1, 2015 and declared effective on September 10, 2015 (File No. 333-206710).

In a concurrent private placement, we issued to the same investors warrants to purchase up to 7,499,999 of our common shares in the aggregate. The warrants became exercisable immediately upon their issuance on January 30, 2018, at an exercise price of $0.50 per common share, and expire on January 30, 2025. Following the consummation of the Merger, the warrants became exercisable for an aggregate of 750,002 of our common shares (assuming we decide to round up fractional common shares to the next whole common share), at an exercise price of $5.00 per common share. We refer to such warrants as the “January 2018 Warrants.”

Committed Equity Financing

On May 2, 2018, we entered into a purchase agreement (the “LPC Purchase Agreement”) with LPC Capital Fund LLC (“LPC”). Pursuant to the LPC Purchase Agreement, LPC has agreed to subscribe for up to $10,000,000 of our common shares over the 30-month term of the LPC Purchase Agreement.

Pursuant to the LPC Purchase Agreement, so long as a registration statement covering the resale by LPC of the common shares that we issue to LPC pursuant to the LPC Purchase Agreement is available for use, we have the right, from time to time at our sole discretion over the 30-month period from and after June 15, 2018, the date of the satisfaction of the conditions in the LPC Purchase Agreement, to require LPC to subscribe for up to 250,000 of our common shares, subject to adjustments as set forth below (such maximum number of shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”; each such purchase, a “Regular Purchase”); provided, however, that (i) the Regular Purchase Share Limit shall be increased to 300,000 of our common shares if the total number of outstanding common shares on the purchase date exceeds 10,000,000, (ii) the Regular Purchase Share Limit shall be increased to 350,000 of our common shares if the closing sale price of our common shares is not below $1.00 on the purchase date and the total number of outstanding common shares on the purchase date exceeds 12,500,000 and (iii) the Regular Purchase Share Limit shall be increased to 400,000 of our common shares if the closing sale price of our common shares is not below $1.00 on the purchase date and the total number of outstanding common shares on the purchase date exceeds 15,000,000. The Regular Purchase Share Limit is subject to proportionate adjustment in the event of a reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided, that if after giving effect to such full proportionate adjustment, the adjusted Regular Purchase Share Limit would preclude us from requiring LPC to subscribe for common shares at an aggregate purchase price equal to or greater than $100,000 in any single Regular Purchase, then the Regular Purchase Share

Limit for such Regular Purchase will not be fully adjusted, but rather the Regular Purchase Share Limit for such Regular Purchase shall be adjusted as specified in the LPC Purchase Agreement, such that, after giving effect to such adjustment, the Regular Purchase Share Limit will be equal to (or as close as can be derived from such adjustment without exceeding) $100,000. We may not require LPC to purchase in any single Regular Purchase common shares having an aggregate purchase price greater than $1,000,000. We may not issue any of our common shares as a Regular Purchase on a date in which the closing sale price of our common shares is below $0.25 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction). The purchase price for Regular Purchases shall be equal to the lesser of (i) the lowest sale price of our common shares on the applicable purchase date and (ii) the average of the three lowest closing sale prices of our common shares during the 10 business days immediately prior to the applicable purchase date, as reported on The Nasdaq Capital Market.

We also have the right, at our sole discretion, to require LPC to make tranche purchases of up to $2,000,000 in separate tranches of not less than $100,000 and up to $500,000 for each purchase, at a purchase price equal to the lesser of  (i) $5.00 per common share or (ii) 96% of the purchase price, provided that (a) the closing price of the common shares is not below $1.00 and (b) the total number of outstanding common shares exceeds 12,500,000. We can deliver notice for a tranche purchase at any time, so long as at least 15 business days have passed since a tranche purchase was completed.

In all instances, we may not issue common shares to LPC under the LPC Purchase Agreement if it would result in LPC beneficially owning more than 4.99% of our outstanding common shares.

The LPC Purchase Agreement contains customary representations, warranties and agreements of the parties, certain limitations and conditions to completing future sale transactions, indemnification rights of LPC and other obligations of the parties. LPC has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our common shares. We issued to LPC a cash commitment fee of $250,000 for entering into this commitment.

The net proceeds under the LPC Purchase Agreement will depend on the frequency and prices at which we issue our common shares to LPC. We expect that any proceeds received by us from such issuances to LPC will be used for working capital and general corporate purposes. We have the right to terminate the LPC Purchase Agreement at any time for any reason upon one business day’s written notice to LPC.

July 2018 Offering of Common Shares and Warrants

On June 28, 2018, an extraordinary general meeting of shareholders approved an ordinary share capital increase and certain changes to our articles of association to increase our authorized share capital and our conditional share capital for financing purposes (collectively, the “Capital Increase”). On July 17, 2018, the Company closed its registered offering of 17,948,717 common shares, Series A warrants to purchase 6,282,050 common shares and Series B warrants to purchase 4,487,179 common shares. We refer to such offering of common shares as the “July 2018 Registered Offering.”

Since the July 2018 Registered Offering, certain Series A warrant holders exercised their warrant shares to purchase 2,904,518 common shares of the Company and certain Series B warrant holders exercised warrant shares to purchase 2,864,422 common shares.

November 2018 Registered Direct Offering of Common Shares

On November 27, 2018, we entered into a purchase agreement with FiveT Capital AG (“FTC”), providing for the issuance and sale by us of 1,615,000 of our common shares for an aggregate purchase price of $865,640. The common shares were offered pursuant to the registration statement of which this prospectus supplement forms a part, and the related prospectus supplement dated November 27, 2018. We refer to the offering and sale of such common shares as the “November 2018 Registered Direct Offering.”

Corporate Information

We are a stock corporation organized under the laws of Switzerland. We began our current operations in 2003. On April 22, 2014, we changed our name from Auris Medical AG to Auris Medical Holding AG and transferred our operational business to our newly incorporated subsidiary Auris Medical AG, which is now our main operating subsidiary.

On March 13, 2018, in order to effect the 10:1 reverse share split, Auris Medical Holding AG merged into Auris Medical NewCo Holding AG (the “Merger”), a newly incorporated, wholly-owned Swiss subsidiary (“Auris NewCo”) following shareholder approval at an extraordinary general meeting of shareholders held on March 12, 2018. Following the Merger, Auris NewCo, the surviving company had a share capital of CHF 122,347.76, divided into 6,117,388 common shares with a nominal value of CHF 0.02 each. Pursuant to the Merger, our shareholders received one common share with a nominal value of CHF 0.02 of Auris NewCo for every 10 common shares in Auris Medical Holding AG held prior to the Merger, effectively resulting in a “reverse share split” at a ratio of 10-for-1. Auris NewCo changed its name to “Auris Medical Holding AG” as part of the consummation of the Merger, effective March 13, 2018. On March 14, 2018, the common shares of Auris NewCo began trading on The Nasdaq Capital Market under the trading symbol “EARS.”

Our principal office is located at Bahnhofstrasse 21, 6300 Zug, Switzerland, telephone number +41 (0)41 729 71 94. We maintain a website at www.aurismedical.com where general information about us is available. Investors can obtain copies of our filings with the SEC from this site free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus supplement.

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years from our initial public offering in 2014 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three- year period. We may choose to take advantage of some but not all of these reduced burdens.

We currently report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with foreign private issuer (“FPI”) status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

The Offering

Issuer	Auris Medical Holding AG

Common shares offered by us	Common shares, nominal value CHF 0.02 per share, having an aggregate offering price of up to $3.25 million.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, A.G.P. See “Plan of Distribution” in this prospectus supplement.

Use of proceeds	We currently intend to use the net proceeds from the sale of our common shares pursuant to the sales agreement, if any, for working capital and general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Risk factors	An investment in our common shares involves a high degree of risk. Please refer to “Risk Factors” in this prospectus supplement, “Item 3. Key Information—D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2017, incorporated by reference herein, and other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in our common shares.

Nasdaq Capital Market symbol	“EARS.”

Risk Factors

Any investment in our common shares involves a high degree of risk. You should carefully consider the risks described below and in “Item 3. Key Information—D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2017, incorporated by reference herein and all of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our common shares. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the events or circumstances described in the following risk factors actually occur, our business, financial condition and results of operations would suffer. In that event, the price of our common shares could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Related to this Offering and Our Common Shares

The price of our common shares may be volatile and may fluctuate due to factors beyond our control.

The share price of publicly traded emerging biopharmaceutical and drug discovery and development companies has been highly volatile and is likely to remain highly volatile in the future. The market price of our common shares may fluctuate significantly due to a variety of factors, including:

•	positive or negative results of testing and clinical trials by us, strategic partners, or competitors;

•	delays in entering into strategic relationships with respect to development and/or commercialization of our product candidates or entry into strategic relationships on terms that are not deemed to be favorable to us;

•	technological innovations or commercial product introductions by us or competitors;

•	changes in government regulations;

•	developments concerning proprietary rights, including patents and litigation matters;

•	public concern relating to the commercial value or safety of any of our product candidates;

•	financing or other corporate transactions;

•	publication of research reports or comments by securities or industry analysts;

•	general market conditions in the pharmaceutical industry or in the economy as a whole; or

•	other events and factors beyond our control.

Additionally, these factors may affect the liquidity of our common shares, which may hurt your ability to sell our common shares in the future. In addition, the stock market in general has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. Broad market and industry factors may materially affect the market price of companies’ stock, including ours, regardless of actual operating performance.

Certain principal shareholders and members of our executive team and board of directors own a majority of our common shares and as a result will be able to exercise significant control over us, and your interests may conflict with the interests of such shareholders.

Certain principal shareholders and their affiliated entities as well as members of our executive team and board of directors own approximately 19% of our common shares. Depending on the level of attendance at our general meetings of shareholders, these shareholders may be in a position to determine the outcome of decisions taken at any such general meeting. Any shareholder or group of shareholders controlling more than 50% of the shares represented at our general meetings of shareholders may control any shareholder resolution requiring an absolute majority of the shares represented, including the election of members to the board of directors of our company, certain decisions relating to our capital structure, the approval of certain significant corporate transactions and certain amendments to our articles of association. To the extent that the interests of these shareholders may differ from the interests of the Company’s other shareholders, the latter may be disadvantaged by any action that these shareholders may seek to pursue. Among other consequences, this concentration of ownership may have the effect of delaying or preventing a change in control and might therefore negatively affect the market price of our common shares.

Future sales, or the possibility of future sales, of a substantial number of our common shares could adversely affect the price of our common shares.

Future sales of a substantial number of our common shares, or the perception that such sales will occur, could cause a decline in the market price of our common shares. Approximately 19% of our common shares outstanding are held by affiliates. If these shareholders sell substantial amounts of common shares in the public market, or the market perceives that such sales may occur, the market price of our common shares and our ability to raise capital through an issue of equity securities could be adversely affected. Additionally, as of the date of this prospectus supplement we have warrants outstanding, which are exercisable for an aggregate of 6,544,791 common shares at a weighted average exercise price of $2.34 per share, and an equity commitment to sell up to $9.4 million of additional common shares to LPC pursuant to the LPC Purchase Agreement. We have also entered into a registration rights agreement pursuant to which we have agreed under certain circumstances to file a registration statement to register the resale of common shares held by certain of our shareholders, as well as to cooperate in certain public offerings of such common shares. We have also filed registration statements to register the resale of the common shares underlying the warrants that we have offered and sold in unregistered transactions, the common shares that are sold to LPC and the common shares and other equity securities that we have issued under our prior equity incentive plans or may issue under our new omnibus equity compensation plan. These common shares may be freely sold in the public market upon issuance, subject to certain limitations applicable to affiliates. In addition, the registration statement of which this prospectus supplement forms a part covers the issuance and sale by us of up to $100.0 million of common shares, debt securities, warrants, purchase contracts and units, including up to $3.25 million of common shares pursuant to this prospectus supplement. We may issue such securities, including our common shares and warrants to purchase common shares, at any time and from time to time subject, in the case of our common shares, to the limitations set forth in General Instruction I.B.5 of Form F-3. If a large number of our common shares are sold in the public market, the sales could reduce the trading price of our common shares and impede our ability to raise future capital.

If you purchase the common shares sold in this offering, you may experience immediate dilution as a result of this offering and future equity issuances.

Because the price per share of the common shares being offered may be higher than the book value per share of our common shares, you may suffer immediate and substantial dilution in the net tangible book value of the common shares you purchase in this offering. The issuance of additional common shares in future offerings could be dilutive to shareholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, common shares in the future and those options, warrants or other securities are exercised, converted or exchanged, shareholders may experience further dilution.

We have broad discretion in the use of the net proceeds from this offering, if any, and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common shares to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We do not expect to pay dividends in the foreseeable future.

We have not paid any dividends since our incorporation. Even if future operations lead to significant levels of distributable profits, we currently intend that any earnings will be reinvested in our business and that dividends will not be paid until we have an established revenue stream to support continuing dividends. The proposal to pay future dividends to shareholders will in addition effectively be at the discretion of our board of directors and shareholders after taking into account various factors including our business prospects, cash requirements, financial performance and new product development. In addition, payment of future dividends is subject to certain limitations pursuant to Swiss law or by our articles of association. Accordingly, investors cannot rely on dividend income from our common shares and any returns on an investment in our common shares will likely depend entirely upon any future appreciation in the price of our common shares.

Additionally, in connection with the Merger, the Swiss Federal Tax Administration took the position (on the basis of a tax ruling) that, as a result of the Merger, the existing Capital Contribution Reserves will be offset against the retained losses. This leads to a reduced amount of Capital Contribution Reserves. We do not intend to make distributions in the foreseeable future, but if the position of the tax authorities were to prevail, it is likely that any distributions exceeding the reduced amount of Capital Contributions Reserves would be treated as taxable dividends for Swiss tax purposes. If we ever decide to declare dividends, we expect to challenge the view under the tax ruling, but there can be no assurance that any such challenge would be successful.

We are a holding company with no material direct operations.

We are a holding company with no material direct operations. As a result, we would be dependent on dividends, other payments or loans from our subsidiaries in order to pay a dividend. Our subsidiaries are subject to legal requirements of their respective jurisdictions of organization that may restrict their paying dividends or other payments, or making loans, to us.

We are a Swiss corporation. The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions.

We are a Swiss corporation. Our corporate affairs are governed by our articles of association and by the laws governing companies incorporated in Switzerland. The rights of our shareholders and the responsibilities of members of our board of directors may be different from the rights and obligations of shareholders and directors of companies governed by the laws of U.S. jurisdictions. In the performance of its duties, our board of directors is required by Swiss law to consider the interests of our company, our shareholders, our employees and other stakeholders, in all cases with due observation of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder. Swiss corporate law limits the ability of our shareholders to challenge resolutions made or other actions taken by our board of directors in court. Our shareholders generally are not permitted to file a suit to reverse a decision or an action taken by our board of directors but are instead only permitted to seek damages for breaches of fiduciary duty. As a matter of Swiss law, shareholder claims against a member of our board of directors for breach of fiduciary duty would have to be brought in Zug, Switzerland, or where the relevant member of our board of directors is domiciled. In addition, under Swiss law, any claims by our shareholders against us must be brought exclusively in Zug, Switzerland.

Our common shares are issued under the laws of Switzerland, which may not protect investors in a similar fashion afforded by incorporation in a U.S. state.

We are organized under the laws of Switzerland. There can be no assurance that Swiss law will not change in the future or that it will serve to protect investors in a similar fashion afforded under corporate law principles in the U.S., which could adversely affect the rights of investors.

U.S. shareholders may not be able to obtain judgments or enforce civil liabilities against us or our executive officers or members of our board of directors.

We are organized under the laws of Switzerland and our jurisdiction of incorporation is Zug, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result is incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

Our status as a Swiss corporation means that our shareholders enjoy certain rights that may limit our flexibility to raise capital, issue dividends and otherwise manage ongoing capital needs.

Swiss law reserves for approval by shareholders certain corporate actions over which a board of directors would have authority in some other jurisdictions. For example, the payment of dividends and cancellation of treasury shares must be approved by shareholders. Swiss law also requires that our shareholders themselves resolve to, or authorize our board of directors to, increase our share capital. While our shareholders may authorize share capital that can be issued by our board of directors without additional shareholder approval, Swiss law limits this authorization to 50% of the issued share capital at the time of the shareholders’ authorization. The authorization, furthermore, has a limited duration of up to two years and must be renewed by the shareholders from time to time thereafter in order to be available for raising capital. Additionally, Swiss law grants pre-emptive rights to existing shareholders to subscribe for new issuances of shares. In certain circumstances, including those explicitly described in our articles of association, our board of directors may withdraw such pre-emptive rights. Shareholders who believe pre-emptive rights were improperly withdrawn may sue us for damages or may attempt to block the registration of the issuance of new shares in the commercial register which may delay or exclude the share issuance. Swiss law also does not provide as much flexibility in the various rights and regulations that can attach to different categories of shares as do the laws of some other jurisdictions. These Swiss law requirements relating to our capital management may limit our flexibility, and situations may arise where greater flexibility would have provided benefits to our shareholders.

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act and although we are subject to Swiss laws and regulations with regard to such matters and intend to furnish quarterly financial information to the SEC, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the

Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four months after the end of each financial year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we follow certain home country governance practices rather than the corporate governance requirements of Nasdaq.

We are a foreign private issuer. As a result, in accordance with Nasdaq Listing Rule 5615(a)(3), we comply with home country governance requirements and certain exemptions thereunder rather than complying with certain of the corporate governance requirements of Nasdaq.

Swiss law does not require that a majority of our board of directors consists of independent directors. Our board of directors therefore may include fewer independent directors than would be required if we were subject to Nasdaq Listing Rule 5605(b)(1). In addition, we are not subject to Nasdaq Listing Rule 5605(b)(2), which requires that independent directors regularly have scheduled meetings at which only independent directors are present.

Although Swiss law also requires that we adopt a compensation committee, we follow home country requirements with respect to such committee. As a result, our practice varies from the requirements of Nasdaq Listing Rule 5605(d), which sets forth certain requirements as to the responsibilities, composition and independence of compensation committees. We follow Swiss law requirements with respect to disclosure of compensation for our directors and executive officers. Swiss law does not require that we disclose information regarding third-party compensation of our directors or director nominee. As a result, our practice varies from the third-party compensation disclosure requirements of Nasdaq Listing Rule 5250(b)(3).

In addition, in accordance with Swiss law, we have opted not to implement a standalone nominating committee. To this extent, our practice varies from the independent director oversight of director nominations requirements of Nasdaq Listing Rule 5605(e).

Furthermore, in accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. Our practice thus varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. Our articles of association provide for an independent proxy holder elected by our shareholders, who may represent our shareholders at a general meeting of shareholders, and we must provide shareholders with an agenda and other relevant documents for the general meeting of shareholders. However, Swiss law does not have a regulatory regime for the solicitation of proxies and company solicitation of proxies is prohibited for public companies in Switzerland, thus our practice varies from the requirement of Nasdaq Listing Rule 5620(b), which sets forth certain requirements regarding the solicitation of proxies. In addition, we have opted out of shareholder approval requirements for the issuance of securities in connection with certain events such as the acquisition of stock or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, a change of control of us and certain private placements. To this extent, our practice varies from the requirements of Nasdaq Listing Rule 5635, which generally requires an issuer to obtain shareholder approval for the issuance of securities in connection with such events.

As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

We are a foreign private issuer and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. In order to maintain our current status as a foreign private issuer, either (a) a majority of our common shares must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our executive officers or directors may not be United States citizens or residents, (ii) more than 50 percent of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. These criteria are tested on the last business day of our second fiscal quarter, each year. If we lost this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and stock exchange rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time-consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an “emerging growth company,” we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until August 2019, although circumstances could cause us to lose that status earlier, including if the market value of our common shares held by non-affiliates exceeds $700 million as of any June 30 (the end of our second fiscal quarter) before that time, in which case we would no longer be an “emerging growth company” as of the following December 31 (our fiscal year end). We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and the price of our common shares may be more volatile.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common shares.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act of 2002, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also subject us to regulatory scrutiny and sanctions, impair our ability to raise revenue and cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common shares.

We will be required to disclose changes made in our internal controls and procedures and our management will be required to assess the effectiveness of these controls annually. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an “emerging growth company” until August 2019. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our common shares and our trading volume could decline.

The trading market for our common shares depends in part on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure you that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our common shares or publish inaccurate or unfavorable research about our business, the price of our common shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common shares could decrease, which might cause the price of our common shares and trading volume to decline.

We believe that we were a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes for our 2017 taxable year, and we expect to be a PFIC for our current year and for the foreseeable future.

We believe that we were a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes for our 2017 taxable year, and we expect to be a PFIC for our current year and for the foreseeable future. In addition, we may, directly or indirectly, hold equity interests in other PFICs, or Lower-tier PFICs. Under the Internal Revenue Code of 1986, as amended, or the Code, we will be a PFIC for any taxable year in which (i) 75% or more of our gross income consists of passive income or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains.

If we are a PFIC for any taxable year during which a U.S. investor holds our shares, the U.S. investor may be subject to adverse tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) compliance with certain reporting requirements.

For further discussion of the adverse U.S. federal income tax consequences of our classification as a PFIC, see “Taxation—Material U.S. Federal Income Tax Consideration for U.S. Holders.”

Our common shares may be involuntarily delisted from trading on The Nasdaq Capital Market if we fail to comply with the continued listing requirements. A delisting of our common shares is likely to reduce the liquidity of our common shares and may inhibit or preclude our ability to raise additional financing.

We are required to comply with certain Nasdaq continued listing requirements, including a series of financial tests relating to shareholder equity, market value of listed securities and number of market makers and shareholders. If we fail to maintain compliance with any of those requirements, our common shares could be delisted from The Nasdaq Capital Market.

On July 31, 2018, we received a letter from the Listings Qualifications Department of The Nasdaq Capital Market notifying us that our minimum bid price per share of our common shares was below $1.00 for a period of 30 consecutive business days as required by Nasdaq’s continued listing requirements. We have a compliance period of 180 calendar days, or until January 28, 2019, to regain compliance with Nasdaq’s minimum bid price requirement. In the event we do not regain compliance by January 28, 2019, we may be eligible for an additional 180 calendar day grace period. We intend to actively monitor our closing bid price for our common shares between now and January 28, 2019 and intend to take any reasonable actions to resolve our noncompliance with the minimum bid price requirement as may be necessary. As of the date of this prospectus supplement, we have not regained compliance with the Nasdaq listing requirements and cannot assure you that Nasdaq will not delist our common shares from trading on its exchange.

In 2017, we also failed to maintain compliance with the minimum bid price requirement. To address that non-compliance, on March 13, 2018, we effected the Merger, pursuant to which we effected a “reverse share split” at a ratio of 10-for-1. Additionally, on January 11, 2018, we received a letter from Nasdaq indicating that we were not in compliance with Nasdaq’s market value of listed securities requirement. As a result of the July 2018 Registered Offering, we resolved the non-compliance with the market value of listed securities requirement by complying with Nasdaq’s minimum equity standard. However, there can be no assurance that we will be able to successfully maintain compliance with the several Nasdaq continued listing requirements.

If, for any reason, Nasdaq should delist our common shares from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

•	the liquidity of our common shares;

•	the market price of our common shares;

•	our ability to obtain financing for the continuation of our operations;

•	the number of institutional and general investors that will consider investing in our common shares;

•	the number of investors in general that will consider investing in our common shares;

•	the number of market makers in our common shares;

•	the availability of information concerning the trading prices and volume of our common shares; and

•	the number of broker-dealers willing to execute trades in shares of our common shares.

In the event that our common shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common shares because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our common shares have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common shares, which could severely limit the market liquidity of such common shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of  $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks.”

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Use of Proceeds

We intend to use the net proceeds from the sale of our common shares pursuant to the sales agreement, if any, for working capital and general corporate purposes.

The amount of proceeds from this offering will depend upon the number of our common shares sold and the price at which they are sold. There can be no assurance that we will be able to sell any common shares under, or fully utilize, the sales agreement with A.G.P.

Market for Our Common Shares and Dividend Policy

Our common shares are quoted on The Nasdaq Capital Market under the symbol “EARS.” As of November 29, 2018 we had 32,800,045 common shares issued and outstanding held by seven registered holders, one of which is Cede & Co., a nominee for The Depository Trust Company (“DTC”). All of the common shares held by brokerage firms, banks and other financial institutions as nominees for beneficial owners are deposited into participant accounts at DTC and therefore are considered to be held of record by Cede & Co. as one shareholder.

We have never paid a dividend, and we do not anticipate paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in our common shares will benefit in the foreseeable future only if our common shares appreciate in value.

Under Swiss law, any dividend must be proposed by our board of directors and approved by a shareholders’ meeting. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association. A Swiss corporation may pay dividends only if it has sufficient distributable profits brought forward from the previous business years (“Gewinnvortrag”) or if it has distributable reserves (“frei verfügbare Reserven”), each as evidenced by its audited standalone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as “free reserves” (“freie Reserven”) or as “reserve from capital contributions” (“Reserven aus Kapitaleinlagen”). Distributions out of issued share capital, which is the aggregate nominal value of a corporation’s issued shares, may be made only by way of a share capital reduction.

We are a holding company with no material direct operations. As a result, we would be dependent on dividends, other payments or loans from our subsidiaries in order to pay a dividend. Our subsidiaries are subject to legal requirements of their respective jurisdictions of organization that may restrict their paying dividends or other payments, or making loans, to us.

Capitalization

The table below sets forth our cash and cash equivalents and our total capitalization (defined as total debt and shareholders’ equity) as of September 30, 2018, derived from our unaudited consolidated interim financial statements, prepared in accordance with IFRS and incorporated by reference in this prospectus supplement:

•	on an actual basis; and

•	on an as adjusted basis to give effect to our issuance and sale of $3.25 million of common shares in this offering, at the assumed public offering price of $0.62 per common share, which is the last reported sale price of our common shares on The Nasdaq Capital Market on November 27, 2018, after deducting commissions and estimated offering expenses payable by us.

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of common shares sold and other terms of the offering determined at the time our common shares are sold pursuant to this prospectus supplement. Investors should read this table in conjunction with our audited consolidated financial statements and our unaudited consolidated interim financial statements and management’s discussion and analysis thereon, each as incorporated by reference into this prospectus supplement.

Swiss Franc amounts have been translated into U.S. dollars at a rate of CHF 0.9758 to USD 1.00, the official exchange rate quoted as of September 28, 2018 by the U.S. Federal Reserve Bank (as no exchange rate is quoted for September 30, 2018). Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of Swiss Francs on September 28, 2018 and have been provided solely for the convenience of the reader.

	September 30, 2018
	Actual	As Adjusted
	(in thousands of CHF except share and per share data)
Cash and cash equivalents(1)(2)	5,258	8,033
Total debt(3)	2,144	2,144
Derivative Financial Instruments(4)	1,085	1,085
Shareholders’ equity:
Share capital(2)
Common shares, nominal value CHF 0.02 per share; 24,066,105 shares issued and outstanding on an actual basis; 29,308,040 shares issued and outstanding on an adjusted basis	481	586
Share premium	141,338	144,008
Foreign currency translation reserve	(46)	(46)
Accumulated deficit	(142,514)	(142,514)
Total shareholders’ equity attributable to owners of the company	(741)	2,034
Total capitalization	2,488	5,263

(1)	As adjusted cash and cash equivalents represents actual cash and cash equivalents plus the assumed net proceeds of this offering.

(2)	Since September 30, 2018, we have issued (i) an aggregate of 1,350,000 common shares for aggregate proceeds of $797,225 to LPC under the LPC Purchase Agreement, (ii) an aggregate of 5,768,940 common shares for aggregate proceeds of CHF 2,249,887 pursuant to exercises of warrants issued in the July 2018 Registered Offering and (iii) an aggregate of 1,615,000 common shares in the November 2018 Registered Direct Offering for aggregate proceeds of $865,640 . These subsequent issuances and the proceeds therefrom are not reflected in the table as they occurred after September 30, 2018.

(3)	Total debt is comprised of the $12.5 million drawn on July 19, 2016 under the Loan and Security Agreement with Hercules as administrative agent. The loan was initially recognized at transaction value less the fair value of the warrant issued to Hercules in connection with the loan as of the transaction date and less directly attributable transactions costs. Following the initial recognition, the loan is measured at amortized cost using the effective interest method. As of September 30, 2018, the loan has a carrying value of CHF 2,144,235 classified as current liability. The amortization payments, including the end of term charge, due within the 12 months after September 30, 2018, amount to CHF 2.6 million.

(4)	The fair value calculation of outstanding warrants is determined according to the Black-Scholes option pricing model. Assumptions are made regarding inputs such as volatility and the risk free rate in order to determine the fair value of such warrants. The fair value of the outstanding warrants is calculated based on assumptions made at September 30, 2018.

The above discussion and table are based on 24,066,105 common shares outstanding as of September 30, 2018 and excludes:

•	915,000 of our common shares available for issuance as of September 30, 2018 pursuant to our conditional share capital for equity incentive plans pursuant to our articles of association, including 438,050 of our common shares issuable upon the exercise of options outstanding as of September 30, 2018 at a weighted average exercise price of $1.62 per common share;

•	8,760,175 of our common shares available for issuance as of September 30, 2018 pursuant to our conditional share capital for warrants and convertible bonds pursuant to our articles of association, including 15,673 common shares issuable upon the exercise of a warrant issued to Hercules at an exercise price of $39.40 per common share, 794,500 common shares issuable upon exercise of warrants issued on February 21, 2017 in a public offering at an exercise price of US$12.00 per common share, 750,002 common shares issuable upon the exercise of the January 2018 Warrants (each as adjusted, as a result of the “reverse share split” effected through the Merger) and 6,282,051 common shares issuable upon the exercise of the warrants issued in the July 2018 Registered Offering; at an exercise price of CHF 0.39 per common share; and

•	9,675,175 common shares available for issuance as of September 30, 2018 pursuant to our authorized capital pursuant to our articles of association, including 4,487,178 common shares issuable upon the exercise of warrants issued the July 2018 Registered Offering at an exercise price of CHF 0.39 per common share.

Dilution

If you invest in our common shares, your investment will be diluted to the extent of the difference between the price you pay in this offering and the as adjusted net tangible book value per common share after this offering.

As of September 30, 2018, we had a net tangible book value of $(2.4) million, corresponding to a net tangible book value of $(0.10) per common share. Net tangible book value per share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by 24,066,105, the total number of our common shares outstanding as of September 30, 2018.

After giving effect to the assumed sale by us of $3.25 million of our common shares at the assumed offering price of $0.62 per common share, which is the last reported sale price of our common shares on The Nasdaq Capital Market on November 27, 2018, after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value estimated as of September 30, 2018 would have been $0.4 million, representing $(0.10) per common share. This represents an immediate increase in net tangible book value of $0.11 per common share to existing shareholders and an immediate dilution in net tangible book value of $0.61 per common share to new investors purchasing common shares in this offering. Dilution for this purpose represents the difference between the price per common share paid by these purchasers and net tangible book value per common share immediately after the completion of the offering. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of common shares sold and other terms of the offering determined at the time our common shares are sold pursuant to this prospectus supplement. The as adjusted information does not include our issuances of (i) an aggregate of 1,350,000 common shares for aggregate proceeds of $797,225 to LPC under the LPC Purchase Agreement, (ii) an aggregate of 5,768,940 common shares for aggregate proceeds of CHF 2,249,887 pursuant to exercises of warrants issued in the July 2018 Registered Offering and (iii) an aggregate of 1,615,000 common shares in the November 2018 Registered Direct Offering for aggregate proceeds of $865,640, which all occurred after September 30, 2018.

The following table illustrates this dilution to new investors purchasing common shares in the offering.

Assumed public offering price per share	$0.62
Net tangible book value per common share as of September 30, 2018	($0.10)
Increase in net tangible book value per common share attributable to new investors	$0.11
As adjusted net tangible book value per common share after the offering	$0.01
Dilution per common share to new investors	$0.61
Percentage of dilution in net tangible book value per common share for new investors	98%

The above discussion and table are based on 24,066,105 common shares outstanding as of September 30, 2018 and excludes:

•	915,000 of our common shares available for issuance as of September 30, 2018 pursuant to our conditional share capital for equity incentive plans pursuant to our articles of association, including 438,050 of our common shares issuable upon the exercise of options outstanding as of September 30, 2018 at a weighted average exercise price of $1.62 per common share;

•	8,760,175 of our common shares available for issuance as of September 30, 2018 pursuant to our conditional share capital for warrants and convertible bonds pursuant to our articles of association, including 15,673 common shares issuable upon the exercise of a warrant issued to Hercules at an exercise price of $39.40 per common share, 794,500 common shares issuable upon exercise of warrants issued on February 21, 2017 in a public offering at an exercise price of US$12.00 per common share, 750,002 common shares issuable upon the exercise of the January 2018 Warrants (each as adjusted, as a result of the “reverse share split” effected through the Merger) and 6,282,051 common shares issuable upon the exercise of the warrants issued in the July 2018 Registered Offering; at an exercise price of CHF 0.39 per common share; and

•	9,675,175 common shares available for issuance as of September 30, 2018 pursuant to our authorized capital pursuant to our articles of association, including 4,487,178 common shares issuable upon the exercise of warrants issued the July 2018 Registered Offering at an exercise price of  CHF 0.39 per common share.

To the extent that outstanding options or warrants are exercised or additional common shares are sold pursuant to the LPC Agreement, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

Swiss Franc amounts have been translated into U.S. dollars at a rate of CHF 0.9758 to USD 1.00, the official exchange rate quoted as of September 28, 2018 by the U.S. Federal Reserve Bank (as no exchange rate is quoted for September 30, 2018). Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of Swiss Francs on September 30, 2018 and have been provided solely for the convenience of the reader.

Description of Share Capital and Articles of Association

The Company

We are registered with the commercial register of the canton of Zug, Switzerland, under the company number CHE-474.294.374. Our principal office is located at Bahnhofstrasse 21, 6300 Zug, Switzerland, telephone number +41 (0)41 729 71 94. We and our subsidiaries are together referred to as the “Group.” Our purpose as stated in article 2 of our articles of association is to participate in business organizations of all kinds in Switzerland and abroad, particularly in relation to pharmaceutical products and services. Moreover, we may transact any business conducive to our development or furthering our corporate purpose. We may also arrange financing for our own or a third party account. In particular, we may grant loans to companies of the Group or to third parties, as well as guarantees or surety bonds of any sort for obligations towards companies of the Group. These loans or guarantees may also be granted without any remuneration or compensation. We may in addition participate in cash-pooling operations within the Group.

Share Capital

As of November 29, 2018, our issued fully paid-in share capital consists of CHF 656,000.90, divided into 32,800,045 common shares with a nominal value of CHF 0.02 each and no preferred shares.

Articles of Association

When we refer to our articles of association in this prospectus supplement, we refer to our amended and restated articles of association dated as of November 29, 2018.

Ordinary Capital Increase, Authorized and Conditional Share Capital

Under Swiss law, we may increase our share capital (Aktienkapital) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months in order to become effective. In the case of subscription and increase against payment of contributions in cash, a resolution passed by an absolute majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive rights are withdrawn or where transformation of reserves into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented is required.

Our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented, may empower our board of directors to issue shares of a specific aggregate nominal amount up to a maximum of 50% of the share capital in the form of:

•	conditional capital (bedingtes Kapital) for the purpose of issuing shares in connection with, among other things, (i) option and conversion rights granted in connection with loans, warrants, convertible bonds or other financial market instruments issued by the Company or one of our subsidiaries or (ii) grants of rights to employees, members of our board of directors or consultants or our subsidiaries to subscribe for new shares (conversion or option rights); and/or

•	authorized capital (genehmigtes Kapital) to be utilized by the board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval.

Pre-emptive Rights

Pursuant to the Swiss Code of Obligations, or CO, shareholders have pre-emptive rights (Bezugsrechte) to subscribe for new issuances of shares. With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have advance subscription rights (Vorwegzeichnungsrechte) for the subscription of conversion rights, convertible bonds or similar debt instruments.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the absolute majority of the nominal value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive rights and/or advance subscription rights in certain circumstances.

If pre-emptive rights are granted, but not exercised, the board of directors may allocate the pre-emptive rights as it elects.

With respect to our authorized share capital, the board of directors is authorized by our articles of association to withdraw or to limit the preemptive rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are used for a purpose set forth in our articles of association.

Our Authorized Share Capital

The relevant provision of the articles of association was adopted on November 29, 2018 (article 3a of the articles of association) and reads as follows (translation of the binding original German version):

The Board of Directors is authorized at any time until 27 June 2020 to increase the share capital by a maximum aggregate amount of CHF 76,915.06 through the issuance of not more than 3,845,753 registered shares, which shall be fully paid-in, with a nominal value of CHF 0.02 each.

Increases in partial amounts are permitted. The Board of Directors may issue new shares also by means of underwriting or in any other manner by one or more banks and subsequent offer to shareholders or third parties. The Board of Directors determines the type of contributions, the issue price, the time of the issue, the conditions for the exercise of the pre-emptive rights, the allocation of pre-emptive rights which have not been exercised, and the date on which the dividend entitlement starts. The Board of Directors is authorized to permit, to restrict or to deny the trade with pre-emptive rights.

If pre-emptive rights are granted, but not exercised, the Board of Directors may use the respective shares in the interest of the Corporation.

The Board of Directors is authorized to restrict or to exclude the pre-emptive rights of the shareholders, and to allocate them to third parties or to the Corporation, in the event of use of the shares for the purpose of: a) expanding the shareholder base in certain capital markets or in the context of the listing, admission to official trading or registration of the shares at domestic or international stock exchanges; b) granting an over-allotment option (“greenshoe”) to one or several underwriters in connection with a placement of shares; c) share placements, provided the issue price is determined by reference to the market price; d) the participation of employees, Members of the Board of Directors or consultants of the Corporation or of one of its Group companies according to one or several equity incentive plans issued by the Board of Directors; e) the acquisition of companies, company assets, participations, the acquisition of products, intellectual property rights, licenses or new investment projects or for public or private share placements for the financing and/or refinancing of such transactions; f) for raising equity capital in a fast and flexible manner as such transaction would be difficult to carry out, or could be carried out only at less favorable terms, without the exclusion of the pre-emptive rights of the existing shareholders; or g) the acquisition of a participation in the Corporation by a strategic partner (including in the case of a public takeover offer).”

Within the limits of Swiss law, the general meeting of shareholders may increase or alter the authorization granted to the board of directors. See “—Ordinary Capital Increase, Authorized and Conditional Share Capital.”

To effect any capital increase based on our authorized share capital in connection with any offering, we will have to follow the relevant procedures under Swiss law. In particular, our board of directors will have to approve a general authorization resolution (Ermächtigungsbeschluss), issue a capital increase report (Kapitalerhöhungsbericht), approve a notarized confirmation resolution (Feststellungsbeschluss) on the capital increase and the articles of association, and obtain (i) duly executed subscription form(s) covering the subscription of the relevant number of new shares, (ii) a report of an audit firm relating to the withdrawal of the pre-emptive rights, as well as (iii) a banking confirmation confirming the payment of the aggregate nominal value of the respective number of new shares to a special Swiss bank account, all in accordance with Swiss law. Once the documentation is available and the aggregate subscription price has been paid in accordance with the relevant subscription agreements, our board of directors will subsequently have to file the relevant documentation accompanied by an application form with the competent commercial register. Any issuance of common shares based on such filing(s) is subject to the recording of the respective capital increase(s) in the commercial register in accordance with Swiss law. Upon such recording, our board of directors will have to update our register of uncertificated shares (Wertrechtebuch) to reflect the new share issuance. For any capital increase based on authorized share capital, a sufficient number of shares have to be reserved for such issuance in the articles of association.

On November 16, 2018, the Company’s board of directors approved the use of our authorized share capital, allowing the issuance and transfer of new common shares in connection with the offering described in this prospectus supplement.

Our Conditional Share Capital

Conditional Share Capital for Warrants and Convertible Bonds

The relevant provision of the articles of association was adopted on November 29, 2018 (article 3b of the articles of association) and reads as follows (translation of the binding original German version):

The Corporation’s share capital shall be increased by a maximum aggregate amount of CHF 175,203.50 through the issuance of not more than 8,760,175 registered shares, with a nominal value of CHF 0.02 each, by the exercise of option and conversion rights which are granted in connection with bonds, similar obligations, loans or other financial market instruments or contractual obligations of the Corporation or one of its Group companies, and/or by the exercise of option rights issued by the Corporation or one of its Group companies (“Financial Instruments”). The pre-emptive rights of shareholders are excluded. The holders of Financial Instruments are entitled to the new shares. The conditions of the Financial Instruments shall be determined by the Board of Directors.

When issuing Financial Instruments the Board of Directors is authorized to limit or exclude the advance subscription rights of shareholders:

a)	for the purpose of financing or refinancing the acquisition of enterprises, divisions thereof, or of participations, products, intellectual property rights, licenses, cooperations or of newly planned investments of the Corporation;

b)	if the issue occurs on domestic or international capital markets including private placements; or

c)	for purposes of an underwriting of the Financial Instruments by a banking institution or a consortium of banks with subsequent offering to the public.

To the extent that the advance subscription rights are excluded, i) the Financial Instruments are to be placed at market conditions; ii) the exercise period, the conversion period or the exchange period of the Financial Instruments may not exceed 10 years as of the date of the issue; and iii) the conversion price, the exchange price or other exercise price of the Financial Instruments must be determined by reference to the market price.”

Conditional Share Capital for Equity Incentive Plans

The relevant provision of the articles of association was adopted on November 29, 2018 (last paragraph of article 3b of the articles of association) and reads as follows (translation of the binding original German version):

The Corporation’s share capital shall, to the exclusion of the preemptive rights and advance subscription rights of shareholders, be increased by a maximum aggregate amount of CHF 18,300.00 through the issuance of not more than 915,000 registered shares, which shall be fully paid-in, with a nominal value of CHF 0.02 each, by issuance of shares upon the exercise of options or pre-emptive rights thereof, which have been issued or granted to employees, Members of the Board of Directors or consultants of the Corporation or of one of its Group companies according to one or several equity incentive plans or regulations issued by the Board of Directors. The details shall be determined by the Board of Directors.

Uncertificated Securities

Our shares are uncertificated securities (Wertrechte, within the meaning of art. 973c of the CO) and, when administered by a financial intermediary (Verwahrungsstelle, within the meaning of the Federal Act on Intermediated Securities, “FISA”), qualify as intermediated securities (Bucheffekten, within the meaning of the FISA). In accordance with art. 973c of the CO, we maintain a non-public register of uncertificated securities (Wertrechtebuch). We may at any time convert uncertificated securities into share certificates (including global certificates), one kind of certificate into another, or share certificates (including global certificates) into uncertificated securities. If registered in our share register, a shareholder may at any time request from us a written confirmation in respect of the shares. Shareholders are not entitled, however, to request the printing and delivery of certificates.

Participation certificates and profit sharing certificates

The Company has not issued any non-voting equity securities, such as participation certificates (Partizipationsscheine) or profit sharing certificates (Genussscheine), nor has it issued any preference shares (Vorzugsaktien).

No Additional Capital Contributions

Under Swiss law, shareholders are not obliged to make any capital contribution in excess of the subscription amount.

General Meeting of Shareholders

Ordinary/extraordinary meetings and powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, ordinary and extraordinary general meetings of shareholders may be held. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this means on or before June 30.

The following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending our articles of association;

•	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

•	approving the annual report, the annual statutory financial statements and the consolidated financial statements, and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends and bonus payments to members of the board of directors;

•	approving the compensation of members of the board of directors and executive management, which under Swiss law is not necessarily limited to the executive officers;

•	discharging the members of the board of directors and executive management from liability with respect to their tenure in the previous financial year;

•	dissolving the Company with or without liquidation; and

•	deciding matters reserved to the general meeting of shareholders by law or our articles of association or that are presented to it by the board of directors.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or, under certain circumstances, by the Company’s auditor, liquidator or the representatives of convertible bondholders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least ten percent of the share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. The board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on the Company’s stand-alone annual statutory balance sheet, half of our share capital and reserves are not covered by our assets.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the absolute majority of shares represented at the general meeting of shareholders, unless otherwise stipulated by law.

A resolution of the general meeting of the shareholders passed by two-thirds of the shares represented at the meeting, and the absolute majority of the nominal value of the shares represented is required for:

•	amending the Company’s corporate purpose;

•	creating or cancelling shares with preference rights or amending rights attached to such shares;

•	cancelling or amending the transfer restrictions of registered shares;

•	creating authorized or conditional share capital;

•	increasing the share capital out of equity, against contributions in kind or for the purpose of acquiring specific assets and granting specific benefits;

•	limiting or suppressing shareholder’s pre-emptive rights;

•	changing our domicile; and

•	dissolving or liquidating the Company.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets, or the Merger Act (including a merger, demerger or conversion of a corporation) see “—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock.

Notice

General meetings of shareholders must be convened by the board of directors at least twenty days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail. The notice of a general meeting of shareholders must state the items on the agenda, the proposals to be acted upon and, in case of elections, the names of the nominated candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders or to initiate a special investigation. No previous notification is required for proposals concerning items included in the agenda or for debates that do not result in a vote. The notice period for a general meeting of shareholders may be waived if all shareholders are present or represented at such meeting.

Agenda Requests

Pursuant to Swiss law, one or more shareholders whose combined shareholdings represent the lower of (i) one tenth of the share capital or (ii) an aggregate nominal value of at least CHF 1,000,000, may request that an item be included in the agenda for an ordinary general meeting of shareholders. To be timely, the shareholder’s request must be received by us at least 45 calendar days in advance of the meeting. The request must be made in writing and contain, for each of the agenda items, the following information:

•	a brief description of the business desired to be brought before the ordinary general meeting of shareholders and the reasons for conducting such business at the ordinary general meeting of shareholders;

•	the name and address, as they appear in the share register, of the shareholder proposing such business; and ·

•	all other information required under the applicable laws and stock exchange rules.

Our business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the general meeting of shareholders. Shareholders of record are notified of this in writing.

Voting Rights

Each of our shares entitles a holder to one vote, regardless of its nominal value. The shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register at cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative. The chairman has the power to decide whether to recognize a power of attorney. The Board of Directors issues the regulations on the determination of shareholder status, on proxies and voting instructions, and on the issue of voting cards.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Dividend payments require a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only if we have sufficient distributable profits brought forward from the previous business years (Gewinnvortrag), or if we have distributable reserves (frei verfügbare Reserven), each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and the articles of association have been deducted. We are not permitted to pay interim dividends out of profit of the current business year.

Distributable reserves are generally booked either as “free reserves” (freie Reserven) or as “reserve from capital contributions” (Reserven aus Kapitaleinlagen). Under the CO, if our general reserves (allgemeine Reserve) amount to less than 20% of our share capital recorded in the commercial register (i.e., 20% of the aggregate nominal value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. The CO permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e. the aggregate nominal value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial register. The share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of the share capital may be implemented only after expiration of this time limit.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the ordinary general meeting of shareholders to pay dividends in quarterly or other installments.

Transfer of Shares

Shares in uncertificated form (Wertrechte) may only be transferred by way of assignment. Shares that constitute intermediated securities (Bucheffekten) may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with the relevant provisions of the FISA. Article 4 of our articles of association provides that in the case of securities held with an intermediary such as a registrar, transfer agent, trust corporation, bank or similar entity, any transfer, grant of a security interest or usufructuary right in such intermediated securities and the appurtenant rights associated therewith requires the cooperation of the intermediary in order for such transfer, grant of a security interest or usufructuary right to be valid against us.

Voting rights may be exercised only after a shareholder has been entered in our share register (Aktienbuch) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. Any acquirer of our shares who is not registered in our share register as a shareholder with voting rights will still be entitled to dividends and other rights with financial value with respect to such shares.

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect our share register with respect to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect our share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets.

Special Investigation

If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court in Zug, Switzerland, our registered office, to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10 percent of the share capital or holders of shares in an aggregate nominal value of at least CHF 2,000,000 may request that the court appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive management infringed the law or our articles of association and thereby caused damages to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Swiss Merger Act (i.e. mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented.

Swiss corporations may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). Following a statutory merger or demerger, pursuant to the Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting shareholders and the absolute majority of the nominal value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	a core part of the Company’s business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the Company’s assets, after the divestment, are not invested in accordance with the Company’s statutory business purpose; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with the Company’s business purpose but, instead, are intended for distribution to the Company’s shareholders or for financial investments unrelated to the Company’s business.

Board of Directors

Our articles of association provide that the board of directors shall consist of at least three and not more than nine members. The current members of the board of directors are Thomas Meyer (Chairman), Armando Anido, Mats Blom, Alain Munoz and Calvin W. Roberts.

The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent ordinary general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually. Unless an exception is granted by the general meeting of shareholders, only persons who have not completed their seventy-fifth year of age on the election date are eligible for election. Under Swiss law, a member of the Board of Directors is not required to be a shareholder.

Powers

The board of directors has the following non-delegable and inalienable powers and duties:

•	the ultimate direction of the business of the Company and issuing of the relevant directives;

•	laying down the organization of the Company;

•	formulating accounting procedures, financial controls and financial planning, to the extent required for the governance of the Company;

•	nominating and removing persons entrusted with the management and representation of the Company and regulating the power to sign for the Company;

•	the ultimate supervision of those persons entrusted with management of the Company, with particular regard to adherence to law, our articles of association, and regulations and directives of the Company;

•	issuing the annual report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions; and

•	informing the court in case of over-indebtedness.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, managing directors, committees or to third parties who need be neither members of the board of directors nor shareholders. Pursuant to

Swiss law and Article 13 of our articles of association, details of the delegation and other procedural rules such as quorum requirements must be set in the organizational rules issued by the board of directors.

Indemnification of Executive Management and Directors

Subject to Swiss law, Article 17 of our articles of association provides for indemnification of the existing and former members of the board of directors, executive management and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the employer.

We have entered into indemnification agreements with each of the members of our board of directors and executive management. The indemnification agreements and our articles of association require us to indemnify our directors and executive officers to the fullest extent permitted by law.

Our current members of executive management are Thomas Meyer (CEO) and Hernan Levett (CFO).

Conflict of Interest, Management Transactions

Swiss law does not provide for a general provision regarding conflicts of interest. However, the CO contains a provision that requires our directors and executive management to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive management. This rule is generally understood to disqualify directors and executive management from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breach of these provisions. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person associated with any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Our board of directors has adopted a Code of Business Conduct and Ethics that covers a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Management

Pursuant to Swiss law, our shareholders must annually resolve on the approval of the compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management of the Company. The board of directors must issue, on an annual basis, a written compensation report that must be reviewed together with a report on our business by our auditor. The compensation report must disclose all compensation, loans and other forms of indebtedness granted by the Company, directly or indirectly, to current or former members of the board of directors and executive management to the extent related to their former role within the Company or not on customary market terms.

The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive management as well as the particular amount for each member of the board of directors and executive officer, specifying the name and function of each respective person.

Certain forms of compensation are prohibited for members of our board of directors and executive management, such as:

•	severance payments provided for either contractually or in the articles of association (compensation due until the termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of corporations or parts thereof by the Company or by companies being, directly or indirectly, controlled by us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity securities and conversion and option rights awards not provided for in the articles of association.

Compensation to members of the board of directors and executive management for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if the compensation (i) would have been prohibited if it was paid directly by the Company, (ii) is not provided for in the articles of association or (iii) has not been approved by the general meeting of shareholders.

The general meeting of shareholders annually votes on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of compensation of the board of directors for the subsequent term of office; and

•	the maximum aggregate amount of compensation of the executive management for the subsequent financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

In the event that at the general meeting of shareholders the shareholders do not approve a proposal of the board of directors, the board of directors must form a new proposal for the maximum aggregate compensation and the particular compensation for each individual, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders, at a subsequent extraordinary general meeting or the next ordinary general meeting of shareholders.

In addition to fixed compensation, members of the board of directors and executive management may be paid variable compensation, depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, financial instruments, in kind, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares and Other Limitations on the Rights to Own Securities

The CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate nominal value of all shares held by us does not exceed 10 percent of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20 percent. We currently do not have any transfer restriction in our articles of association. If we own shares that exceed the threshold of 10 percent of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive rights in the case of share capital increases.

Swiss law and/or our articles of association do not impose any restrictions on the exercise of voting or any other shareholder right by shareholders resident outside Switzerland.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Swiss Financial Market Infrastructure Act do not apply to us since our shares are not listed on a Swiss exchange.

Pursuant to art. 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than five percent of all voting rights.

Stock Exchange Listing

Our common shares are listed on The Nasdaq Capital Market under the symbol “EARS.”

The Depository Trust Company

Initial settlement of any common shares to be issued pursuant to this prospectus supplement will take place through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.

Transfer Agent and Registrar of Shares

Our share register is currently kept by American Stock Transfer & Trust Company, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional shares.

Taxation

The following summary contains a description of the material Swiss and U.S. federal income tax consequences of the acquisition, ownership and disposition of common shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase common shares. The summary is based upon the tax laws of Switzerland and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Swiss Tax Considerations

This summary of material Swiss tax consequences is based on Swiss law and regulations and the practice of the Swiss tax administration as in effect on the date hereof, all of which are subject to change (or subject to changes in interpretation), possibly with retroactive effect. The summary does not purport to take into account the specific circumstances of any particular shareholder or potential investor and does not relate to persons in the business of buying and selling common shares or other securities. The summary is not intended to be, and should not be interpreted as, legal or tax advice to any particular potential shareholder/s, and no representation with respect to the tax consequences to any particular shareholder/s is made.

On September 28, 2018, the Swiss parliament approved the final draft of the Federal Act on Tax Reform and AHV Financing (“TRAF”). A potential referendum on the Federal Act on Tax Reform and AHV Financing (“TRAF”) is planned to be held on May 19, 2019. If no referendum is held, the first measures of the tax reform could enter into force in 2019 and the main part of the measures in 2020. Key measures of the reform are, inter alia, the abolition of the special tax treatment for cantonal status companies, which are no longer accepted internationally. Additionally, an increase of the partial taxation (Teilbesteuerung) for individual shareholders holding at least 10% shares in a company from 60% to 70% will likely be introduced on federal, cantonal and communal levels. Furthermore, TRAF provides for a repayment rule in the capital contribution principle according to which repayments of capital contribution reserves are only exempt from withholding and income tax if the company distributes taxable reserves to the same extent. However, the rule only applies to companies listed on a Swiss stock exchange. The rule also includes a partial liquidation rule in the event of the repurchase of our own shares. According to this rule, at least half of the corresponding liquidation surplus must be charged to the capital contribution reserves. If this rule is not respected, the amount of the capital contribution reserves is adjusted accordingly and the taxable portion of the liquidation surplus is reduced.

Current and prospective shareholders are advised to consult their own tax advisers in light of their particular circumstances as to the Swiss tax laws, regulations and regulatory practices that could be relevant for them in connection with the acquiring, owning and selling or otherwise disposing of common shares and receiving dividends and similar cash or in-kind distributions on common shares (including dividends on liquidation proceeds and stock dividends) or distributions on common shares based upon a capital reduction (Nennwertrückzahlungen) or reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) and the consequences thereof under the tax laws, regulations and regulatory practices of Switzerland.

Taxation of Auris Medical Holding AG

Auris Medical Holding AG is a Swiss based company, taxed as a holding company in the Canton of Zug. The company is taxed at a current effective income tax rate of 7.83% (including direct federal as well as cantonal/communal taxes), whereby a participation relief applies to dividend income from qualifying participations, and a current annual capital tax rate of 0.003% which is levied on the net equity of the Company.

Swiss Federal Withholding Tax on Dividends and other Distributions

Dividend payments and similar cash or in-kind distributions on the common shares (including dividends on liquidation proceeds and stock dividends) that the Company makes to shareholders are subject to Swiss federal withholding tax (Verrechnungssteuer) at a rate of 35% on the gross amount of the dividend. The Company is required to withhold the Swiss federal withholding tax from the dividend and remit it to the Swiss Federal Tax Administration. Distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) are not subject to Swiss federal withholding tax.

The redemption of common shares in the Company may under certain circumstances (in particular, if the common shares in the Company are redeemed for subsequent cancellation) be taxed as a partial liquidation for Swiss federal withholding tax purposes, with the consequence that the difference between the repurchase price and the nominal value of the shares (Nennwertprinzip) plus capital contribution reserves (Reserven aus Kapitaleinlagen) is subject to Swiss federal withholding tax.

The Swiss federal withholding tax is refundable or creditable in full to a Swiss tax resident corporate and individual shareholder as well as to a non-Swiss tax resident corporate or individual shareholder who holds the common shares as part of a trade or business carried on in Switzerland through a permanent establishment or fixed place of business situated for tax purposes in Switzerland, if such person is the beneficial owner of the distribution and, in the case of a Swiss tax resident individual who holds the common shares as part of his private assets, duly reports the gross distribution received in his individual income tax return or, in the case of a person who holds the common shares as part of a trade or business carried on in Switzerland through a permanent establishment or fixed place of business situated for tax purposes in Switzerland, recognizes the gross dividend distribution for tax purposes as earnings in the income statements and reports the annual profit in the Swiss income tax return.

If a shareholder who is not a Swiss resident for tax purposes and does not hold the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes in Switzerland, receives a distribution from the Company, the shareholder may be entitled to a full or partial refund or credit of Swiss federal withholding tax incurred on a taxable distribution if the country in which such shareholder is resident for tax purposes has entered into a treaty for the avoidance of double taxation with Switzerland and the further prerequisites of the treaty for a refund have been met. Shareholders not resident in Switzerland should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund or credit) may differ from country to country.

Besides bilateral tax treaties, Switzerland has entered into an agreement with the European Union on the automatic exchange of information in tax matters (the “AEOI Agreement”) which provides for, inter alia, full withholding tax exemption of cross-border dividends, interest and royalties between related entities from EU member states to Switzerland and vice versa if the respective requirements of Article 9 AEOI Agreement are met.

Individual and Corporate Income Tax on Dividends

Swiss resident individuals holding the common shares as part of their private assets who receive dividends and similar distributions (including stock dividends and liquidation proceeds), which are not repayments of the nominal value (Nennwertrückzahlungen) of the common shares or reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) are required to report such payments in their individual income tax returns and are liable to Swiss federal, cantonal and communal income taxes on any net taxable income for the relevant tax period. Furthermore, for the purpose of the Direct Federal Tax, dividends, shares in profits, liquidation proceeds and pecuniary benefits from shares (including bonus shares) are included in the tax base for only 60% of their value (Teilbesteuerung), if the investment amounts to at least 10% of nominal share capital of the Company. Most Swiss cantons have introduced similar partial taxation measures at cantonal and communal levels.

Swiss resident individuals as well as non-Swiss resident individual taxpayers holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize dividends, distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) in their income statements for the relevant tax period and are liable to Swiss federal, cantonal and communal individual or corporate income taxes, as the case may be, on any net taxable earnings accumulated (including the payment of dividends) for such period. Furthermore, for the purpose of the Direct Federal Tax, dividends, shares in profits, liquidation proceeds and pecuniary benefits from shares (including bonus shares) are included in the tax base for only 50% (Teilbesteuerung), if the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset (gewillkürtes Geschäftsvermögen) according to Swiss tax law and amounts to at least 10% of nominal share capital of the Company. All cantons have introduced similar partial taxation measures at cantonal and communal levels.

Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize dividends, distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) in their income statements for the relevant tax period and are liable to Swiss federal, cantonal and communal corporate income taxes on any net taxable earnings accumulated for such period. Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland may be eligible for participation relief (Beteiligungsabzug) in respect of dividends and distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) if the common shares held by them as part of a Swiss business have an aggregate market value of at least CHF 1 million or represent at least 10% of the nominal share capital of the Company or give entitlement to at least 10% of the profits and reserves of the Company, respectively.

Recipients of dividends and similar distributions on the common shares (including stock dividends and liquidation proceeds) who neither are residents of Switzerland nor during the current taxation year have engaged in a trade or business in Switzerland and who are not subject to taxation in Switzerland for any other reason are not subject to Swiss federal, cantonal or communal individual or corporate income taxes in respect of dividend payments and similar distributions because of the mere holding of the common shares.

Wealth and Annual Capital Tax on Holding of Common Shares

Swiss resident individuals and non-Swiss resident individuals holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to report their common shares as part of their wealth and will be subject to cantonal and communal wealth tax to the extent the aggregate taxable net wealth is allocable to Switzerland.

Swiss resident corporate taxpayers and non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, will be subject to cantonal and communal annual capital tax on the taxable capital to the extent the aggregate taxable capital is allocable to Switzerland.

Individuals and corporate taxpayers not resident in Switzerland for tax purposes and not holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are not subject to wealth or annual capital tax in Switzerland because of the mere holding of the common shares.

Capital Gains on Disposal of Common Shares

Swiss resident individuals who sell or otherwise dispose of the common shares realize a tax-free capital gain, or a non-deductible capital loss, as the case may be, provided that they hold the common shares as part of their private assets. Under certain circumstances, the sale proceeds may be requalified into taxable investment income (e.g., if the taxpayer is deemed to be a professional securities dealer).

Capital gains realized on the sale of the common shares held by Swiss resident individuals, Swiss resident corporate taxpayers as well as non-Swiss resident individuals and corporate taxpayers holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, will be subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be. This also applies to Swiss resident individuals who, for individual income tax purposes, are deemed to be professional securities dealers for reasons of, inter alia, frequent dealing and debt-financed purchases. Capital gains realized by resident individuals who hold the common shares as business assets might be entitled to reductions or partial taxations similar to those mentioned above for dividends (Teilbesteuerung) if certain conditions are met (e.g. holding period of at least one year and participation of at least 10% of nominal share capital).

Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business, through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize such capital gain in their income statements for the relevant tax period. Corporate taxpayers may qualify for participation relief on capital gains (Beteiligungsabzug), if the common shares sold during the tax period represent at least 10% of the Company’s share capital or if the common shares sold give entitlement to at least 10% of the Company’s profit and reserve and were held for at least one year. The tax relief applies to the difference between the sale proceeds of common shares by the Company and the acquisition costs of the participation (Gestehungskosten).

Individuals and corporations not resident in Switzerland for tax purposes and not holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are not subject to Swiss federal, cantonal and communal individual income or corporate income tax, as the case may be, on capital gains realized on the sale of the common shares.

Gift and Inheritance Tax

Transfers of common shares may be subject to cantonal and/or communal inheritance or gift taxes if the deceased or the donor or the recipient were resident in a Canton levying such taxes and, in international circumstances where residency requirements are satisfied, if the applicable tax treaty were to allocate the right to tax to Switzerland.

Swiss Issuance Stamp Duty

The Company is subject to paying to the Swiss Federal Tax Administration a 1% Swiss federal issuance stamp tax (Emissionsabgabe) on any increase of the nominal share capital of the Company (with or without issuance of shares) or any other equity contributions received by the Company (regardless of whether or not any compensation is paid to the shareholder in connection with the contribution). Certain costs incurred in connection with the issuance of shares (if any) may be deductible. There are several exemptions from issuance stamp tax that may apply under certain circumstances (e.g., certain intercompany reorganizations).

Swiss Securities Transfer Tax

The purchase or sale (or other financial transfer) of the common shares, whether by Swiss residents or non-Swiss residents, may be subject to Swiss securities transfer tax of up to 0.15%, calculated on the purchase price or the proceeds if the purchase or sale occurs through or with a Swiss bank or other Swiss securities dealer as defined in the Swiss Federal Stamp Duty Act as an intermediary or party to the transaction unless an exemption applies.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to U.S. Holders described below of owning and disposing of our common shares, but it does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire the common shares. This discussion applies only to a U.S. Holder that holds the common shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders in securities that use a mark-to-market method of tax accounting;

•	persons holding common shares as part of a straddle, wash sale, or conversion transaction or entering into a constructive sale with respect to the common shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs”;

•	persons that own or are deemed to own ten percent or more of our stock by vote or value; or

•	persons holding common shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships should consult their tax advisers as to their particular U.S. federal income tax consequences of holding and disposing of the common shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Switzerland and the United States (the “Treaty”), all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

A “U.S. Holder” is a person who, for U.S. federal income tax purposes, is a beneficial owner of common shares who is eligible for the benefits of the Treaty and is:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of common shares in their particular circumstances.

Passive Foreign Investment Company Rules

We believe that we were a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for our 2017 taxable year, and we expect to be a PFIC for our current taxable year and for the foreseeable future. In addition, we may, directly or indirectly, hold equity interests in other PFICs (“Lower-tier PFICs”). In general, a non-U.S. corporation will be considered a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains.

Under attribution rules, assuming we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even if the U.S. Holder has not received the proceeds of those distributions or dispositions.

Assuming we are a PFIC for any taxable year during which a U.S. Holder holds our common shares, the U.S. Holder may be subject to certain adverse tax consequences. Unless a U.S. Holder makes a timely “mark-to-market” election or “qualified electing fund” election, each as discussed below, gain recognized on a disposition (including, under certain circumstances, a pledge) of common shares by the U.S. Holder, or on an indirect disposition of shares of a Lower-tier PFIC, will be allocated ratably over the U.S. Holder’s holding period for the common shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC, if any, will be taxed as ordinary income. The amounts allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge will be imposed on the tax attributable to the allocated amounts. Further, to the extent that any distribution received by a U.S. Holder on our common shares (or a distribution by a Lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, the distribution will be subject to taxation in the same manner as gain, described immediately above.

Assuming we are a PFIC for any year during which a U.S. Holder holds common shares, we generally will continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder holds common shares, even if we cease to meet the threshold requirements for PFIC status. U.S. Holders should consult their tax advisers regarding the potential availability of a “deemed sale” election that would allow them to eliminate this continuing PFIC status under certain circumstances.

If our common shares are “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election with respect to the shares that would result in tax treatment different from the general tax treatment for PFICs described above. Our common shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the common shares is traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, on which the common shares are listed, is a qualified exchange for this purpose. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances and the consequences to them if the common shares are delisted from Nasdaq (see “Risk Factors”). In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to their common shares given that we may have Lower-tier PFICs for which a mark-to-market election may not be available.

If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on a sale or other disposition of common shares in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). Distributions paid on common shares will be treated as discussed below under “Taxation of Distributions on Common Shares.”

Alternatively, a U.S. Holder of our common shares can make an election, if we provide the necessary information, to treat us and each Lower-tier PFIC as a qualified electing fund (a “QEF Election”) in the first taxable year that we are treated as a PFIC with respect to the U.S. Holder. A U.S. Holder must make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to its timely filed U.S. federal income tax return. Upon request of a U.S. Holder, we will provide the information necessary for a U.S. Holder to make a QEF Election with respect to us and will use commercially reasonable efforts to cause each Lower-tier PFIC that we control to provide such information with respect to such Lower-tier PFIC. However, no assurance can be given that such QEF information will be available for any Lower-tier PFIC.

If a U.S. Holder makes a QEF Election with respect to a PFIC, the U.S. Holder will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election will not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its common shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the common shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of common shares in an amount equal to the difference between the amount realized and its adjusted tax basis in the common shares. U.S. Holders should note that if they make QEF Elections with respect to us and Lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their common shares for any taxable year significantly in excess of any cash distributions received on the shares for such taxable year. U.S. Holders should consult their tax advisers regarding making QEF Elections in their particular circumstances.

Furthermore, if with respect to a particular U.S. Holder we are treated as a PFIC for the taxable year in which we paid a dividend or the prior taxable year, the preferential dividend rate with respect to dividends paid to certain non-corporate U.S. Holders discussed below will not apply.

Assuming we are a PFIC for any taxable year during which a U.S. Holder holds common shares, such U.S. Holder will be required to file an annual information report with such U.S. Holder’s U.S. Federal income tax return on IRS Form 8621.

U.S. Holders should consult their tax advisers concerning our PFIC status and the tax considerations relevant to an investment in a PFIC.

Taxation of Distributions on Common Shares

As discussed above under “Market for Our Common Shares and Dividend Policy,” we do not currently expect to make distributions on our common shares. In the event that we do make distributions of cash or other property, subject to the PFIC rules described above, distributions paid on common shares, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The amount of a dividend will include any amounts withheld by us in respect of Swiss taxes. The U.S. dollar amount of any dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in Swiss Francs will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, Swiss income taxes withheld from dividends on common shares at a rate not exceeding the rate provided by the Treaty may be creditable against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including the Swiss withholding tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of Common Shares

Subject to the PFIC rules described above, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Information Reporting and Backup Withholding

Payments of dividends (including constructive dividends) and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other “exempt recipient” or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information With Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals and certain entities may be required to report information relating to an interest in our common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding the effect, if any, of this legislation on their ownership and disposition of the common shares.

Plan of Distribution

We have entered into a sales agreement with A.G.P. under which we may issue and sell from time to time common shares having an aggregate gross sales price of up to $25.0 million. The sales agreement has been filed as an exhibit to a Report on Form 6-K and is incorporated by reference into this prospectus supplement. However, due to the offering limitations applicable to us under General Instruction I.B.5. of Form F-3 and our public float as of the date of this prospectus supplement, and in accordance with the terms of the sales agreement, we are offering common shares having an aggregate gross sales price of up to $3.25 million pursuant to this prospectus supplement and the accompanying prospectus. If our public float increases such that we may sell additional amounts under the sales agreement and the registration statement of which this prospectus supplement and the accompanying prospectus are a part, we will file another prospectus supplement prior to making additional sales.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, A.G.P. may sell our common shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common shares, or sales on any other existing trading market for our common shares or to or through a market maker. We will designate the maximum amount of our common shares to be sold through A.G.P. on a daily basis or otherwise determine such maximum amount together with A.G.P. Subject to the terms and conditions of the sales agreement, A.G.P. will use its commercially reasonable efforts as the sales agent, consistent with its sales and trading practices, to sell on our behalf all of the designated common shares. We may instruct A.G.P. not to sell our common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or A.G.P. may suspend the offering of our common shares under the sales agreement upon notice and subject to other conditions.

A.G.P. will receive from us a commission equal to 3.00% of the gross sales price per share for any common shares sold through it as our sales agent under the sales agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse A.G.P. for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $75,000. We estimate that the total expenses of the offering payable by us, excluding discounts, commissions and reimbursements payable to A.G.P. under the sales agreement, will be approximately $0.2 million.

Settlement for sales of our common shares will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

In connection with the sale of our common shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. and its affiliates have provided, and may in the future provide, investment banking, commercial banking and other financial services for us in the ordinary course of business, for which services that may in the future receive customary fees. To the extent required by Regulation M, A.G.P. will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement. As our sales agent, A.G.P. will not engage in any transactions that stabilize our common shares.

The offering of our common shares pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and A.G.P. may each terminate the sales agreement at any time upon 10 days’ prior notice.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement and the accompanying base prospectus electronically.

Legal Matters

The validity of the common shares and certain other matters of Swiss law will be passed upon for us by Walder Wyss Ltd., Zurich, Switzerland. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. A.G.P. is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

Experts

The consolidated financial statements incorporated in this prospectus supplement by reference from Auris Medical Holding AG’s Annual Report on Form 20-F for the year ended December 31, 2017 have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

The current address of Deloitte AG is General Guisan-Quai 38, 8002 Zurich, Switzerland, phone number +(41) 58 279 60 00.

Where You Can Find More Information and Incorporation by Reference

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

The SEC allows us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus supplement.

We incorporate by reference the following documents or information that we have filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017 filed on March 22, 2018;

•	our Reports on Form 6-K filed on May 2, 2018, October 17, 2018, November 15, 2018 and November 27, 2018, November 29, 2019 and November 30, 2018; and

•	the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on July 29, 2014, and amended on June 1, 2016, including any subsequent amendment or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination of the offering under this prospectus supplement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

Documents incorporated by reference in this prospectus supplement are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing or at Auris Medical Holding AG, Bahnhofstrasse 21, 6300 Zug, Switzerland or via telephone at +41 (0)41 729 71 94.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-228121

PROSPECTUS

$100,000,000
Common Shares, Debt Securities, Warrants, Purchase Contracts and Units offered by the Company

and

15,673 Common Shares offered by the Selling Shareholder

AURIS MEDICAL HOLDING AG
(incorporated in Switzerland)

We may offer, from time to time, in one or more offerings, common shares, senior debt securities, subordinated debt securities, warrants, purchase contracts or units, which we collectively refer to as the “securities” and the selling shareholder may offer up to 15,673 common shares. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 30.

Our common shares are listed on the Nasdaq Global Market under the symbol “EARS.” On October 31, 2018, the last sale price of our common shares as reported by the Nasdaq Capital Market was $0.64 per common share. As of October 31, 2018, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $36.2 million based on 29,612,738 outstanding common shares, of which approximately 23,757,300 common shares were held by non-affiliates. We have offered $4.8 million of our common shares pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2018.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any related prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholder have authorized anyone to provide you with different or additional information. We nor the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholder are making an offer of securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

table of contents

Page

About This Prospectus	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	1
Auris Medical Holding AG	4
Risk Factors	4
Ratio of Earnings to Fixed Charges	4
Use of Proceeds	4
Selling Shareholder	5
Description of Share Capital and Articles of Association	6
Comparison of Swiss Law and Delaware Law	17
Description of Debt Securities	23
Description of Warrants	27
Description of Purchase Contracts	28
Description of Units	29
Forms of Securities	30
Plan of Distribution	32
Incorporation of Certain Information by Reference	34
Enforcement of Civil Liabilities	35
Expenses	36
Legal Matters	36
Experts	36

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Auris Medical Holding AG” or “Auris,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Auris Medical Holding AG (formerly Auris Medical AG), together with its subsidiaries, prior to our corporate reorganization by way of the Merger (as defined below) on March 13, 2018 (i.e. to the transferring entity), and to Auris Medical Holding AG (formerly Auris Medical NewCo Holding AG), together with its subsidiaries after the Merger (i.e. to the surviving entity). The trademarks, trade names and service marks appearing in this prospectus are property of their respective owners.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to our common shares as of any date prior to March 13, 2018 refer to our common shares (having a nominal value of CHF 0.40 each) prior to the 10:1 “reverse stock split” effected through the Merger  and all references to our common shares as of, and after, March 13, 2018 refer to our common shares (having a nominal value of CHF 0.02 each) after the 10:1 “reverse stock split” effected through the Merger.

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings and the selling shareholder may sell up to 15,673 common shares in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any other date.

Where You Can Find More Information

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following location of the SEC: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Special Note Regarding Forward-Looking Statements

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to:

•	our operation as a development-stage company with limited operating history and a history of operating losses;

•	our need for substantial additional funding to continue the development of our product candidates before we can expect to become profitable from sales of our products;

•	the outcome of our review of strategic options and of any action that we may pursue as a result of such review;

•	our dependence on the success of Keyzilen® (AM-101), AM-111 and AM-125, which are still in clinical development and may eventually prove to be unsuccessful, or that the post-hoc analysis in the subpopulation of profound acute hearing loss patients in the HEALOS trial may not be considered acceptable for regulatory filing purposes by relevant health authorities, which may impair our ability to raise additional funding to continue the development of our product candidates;

•	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinical or in the commercial stage;

•	the chance our clinical trials may not be completed on schedule, or at all, as a result of factors such as delayed enrollment or the identification of adverse effects;

•	uncertainty surrounding whether any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized;

•	if our product candidates obtain regulatory approval, our being subject to expensive, ongoing obligations and continued regulatory overview;

•	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

•	the chance that we do not obtain orphan drug exclusivity for AM-111, which would allow our competitors to sell products that treat the same conditions;

•	dependence on governmental authorities and health insurers establishing adequate reimbursement levels and pricing policies;

•	our products may not gain market acceptance, in which case we may not be able to generate product revenues;

•	our reliance on our current strategic relationships with INSERM or Xigen and the potential success or failure of strategic relationships, joint ventures or mergers and acquisitions transactions;

•	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party, single-source suppliers to supply or produce our product candidates;

•	our ability to obtain, maintain and protect our intellectual property rights and operate our business without infringing or otherwise violating the intellectual property rights of others;

•	our ability to comply with the requirements under our term loan facility with Hercules, including repayment of amounts outstanding when due;

•	our ability to meet the continuing listing requirements of Nasdaq and remain listed on the Nasdaq Capital Market;

•	the chance that certain intangible assets related to our product candidates will be impaired; and

•	other risk factors set forth in our most recent Annual Report on Form 20-F.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Auris Medical Holding AG

We are a clinical-stage biopharmaceutical company focused on the development of novel products for the treatment of inner ear disorders. We have two lead clinical-stage product candidates, (i) Keyzilen® (AM-101), which is being developed for the treatment of acute inner ear tinnitus and (ii) AM-111, being developed for the treatment of acute inner ear hearing loss and has been granted orphan drug status by the FDA and the EMA and has been granted fast track designation by the FDA. AM-125 is being developed for the treatment of vestibular disorders. In addition, we are pursuing early stage projects for the treatment of tinnitus.

We are a stock corporation organized under the laws of Switzerland. We began our current operations in 2003. On April 22, 2014, we changed our name from Auris Medical AG to Auris Medical Holding AG and transferred our operational business to our newly incorporated subsidiary Auris Medical AG, which is now our main operating subsidiary. On March 13, 2018, we effected a corporate reorganization through a merger (the “Merger”) into a newly formed holding company for the purpose of effecting the equivalent of a 10-1 “reverse share split.” Our principal office is located at Bahnhofstrasse 21, 6300 Zug, Switzerland, telephone number +41 (0)41 729 71 94. We maintain a website at www.aurismedical.com where general information about us is available. Investors can obtain copies of our filings with the Securities and Exchange Commission, or SEC, from this site free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus.

Risk Factors

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Six Months Ended June 30,	Fiscal Year Ended December 31,
	2018	2017	2016	2015
Ratio of earnings to fixed charges	*	*	*	*

*	Our earnings were insufficient to cover fixed charges by CHF 419,602, CHF 1,343,479, CHF 673,390 and CHF 94,732 for the six months ended June 30, 2018 and the years ended December 31, 2017, 2016 and 2015, respectively.

For purposes of calculating the ratios in the table above, earnings consist of net profit/(loss) before income taxes plus fixed charges. Fixed charges consist of rental expenses and cash relevant interest expenses.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

We will not receive any of the proceeds from the sale of any common shares offered by the selling shareholder.

Selling Shareholder

This prospectus also relates to the possible resale from time to time by Hercules Capital, Inc., whom we refer to in this prospectus as the “selling shareholder,” of up to 15,673 of our common shares. Such common shares may be acquired by the selling shareholder from us in private placement transactions exempt from registration under the Securities Act, upon exercise of a warrant to purchase common shares. We issued such warrants to the selling shareholder in a private placement transaction in connection with our entering into a term loan facility with the selling shareholder.

If the selling shareholder offers common shares in any future offering, an applicable prospectus supplement may set forth the nature of any position, office or other material relationship which the selling shareholder has had with the Company or any of its predecessors or affiliates during the three years prior to the date of the applicable prospectus supplement, the number of our common shares owned by the selling shareholder before and after the offering and the number of our common shares to be offered by the selling shareholder.

We will pay the fees and the expenses incurred in effecting the registration of the common shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and fees and expenses of selling shareholder’ counsel. The selling shareholder will pay any underwriting or broker discounts and any commissions incurred by the selling shareholder in selling its common shares.

The selling shareholder may sell or transfer all or a portion of its common shares pursuant to any available exemption from the registration requirements of the Securities Act.

Description of Share Capital and Articles of Association

The Company

We are registered with the commercial register of the canton of Zug, Switzerland, under the company number CHE-474.294.374. We and our subsidiaries are together referred to as the “Group”.Our purpose as stated in article 2 of our articles of association is to participate in business organizations of all kinds in Switzerland and abroad, particularly in relation to pharmaceutical products and services. Our purpose is to participate in business organizations of all kinds in Switzerland and abroad, particularly in relation to pharmaceutical products and services. Moreover, we may transact any business conducive to our development or furthering our corporate purpose. We may also arrange financing for our own or a third party account, in particular we may grant loans to companies of the Group or to third parties, as well as guarantees or surety bonds of any sort for obligations towards companies of the Group. These loans or guarantees may also be granted without any remuneration or compensation. We may in addition participate in cash-pooling operations within the Group.

Share Capital

As of the date of this prospectus, our issued fully paid-in share capital consists of CHF 592,254.76, divided into 29,612,738 common shares with a nominal value of CHF 0.02 each and no preferred shares.

Articles of Association

Unless otherwise indicated or the context otherwise requires, when we refer to our articles of association in this prospectus, we refer to our amended and restated articles of association dated as of October 31, 2018.

Ordinary Capital Increase, Authorized and Conditional Share Capital

Under Swiss law, we may increase our share capital (Aktienkapital) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months in order to become effective. In the case of subscription and increase against payment of contributions in cash, a resolution passed by an absolute majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive rights are withdrawn or where transformation of reserves into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented is required.

Our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented, may empower our board of directors to issue shares of a specific aggregate nominal amount up to a maximum of 50% of the share capital in the form of:

•	conditional capital (bedingtes Kapital) for the purpose of issuing shares in connection with, among other things, (i) option and conversion rights granted in connection with loans, warrants, convertible bonds or other financial market instruments issued by the Company or one of our subsidiaries or (ii) grants of rights to employees, members of our board of directors or consultants or our subsidiaries to subscribe for new shares (conversion or option rights); and/or ·

•	authorized capital (genehmigtes Kapital) to be utilized by the board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval.

Pre-emptive Rights

Pursuant to the Swiss Code of Obligations, or CO, shareholders have pre-emptive rights (Bezugsrechte) to subscribe for new issuances of shares. With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have advance subscription rights (Vorwegzeichnungsrechte) for the subscription of conversion rights, convertible bonds or similar debt instruments.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the absolute majority of the nominal value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive rights and/or advance subscription rights in certain circumstances.

If pre-emptive rights are granted, but not exercised, the board of directors may allocate the pre-emptive rights as it elects.

With respect to our authorized share capital, the board of directors is authorized by our articles of association to withdraw or to limit the preemptive rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are used for a purpose set forth in our articles of association.

Our Authorized Share Capital

The relevant provision of the articles of association was adopted on October 31, 2018 (article 3a of the articles of association) and reads as follows (translation of the binding original German version):

The Board of Directors is authorized at any time until 27 June 2020 to increase the share capital by a maximum aggregate amount of CHF 140,661.20 through the issuance of not more than 7,033,060 registered shares, which shall be fully paid-in, with a nominal value of CHF 0.02 each.

Increases in partial amounts are permitted. The Board of Directors may issue new shares also by means of underwriting or in any other manner by one or more banks and subsequent offer to shareholders or third parties. The Board of Directors determines the type of contributions, the issue price, the time of the issue, the conditions for the exercise of the pre-emptive rights, the allocation of pre-emptive rights which have not been exercised, and the date on which the dividend entitlement starts. The Board of Directors is authorized to permit, to restrict or to deny the trade with pre-emptive rights.

If pre-emptive rights are granted, but not exercised, the Board of Directors may use the respective shares in the interest of the Corporation.

The Board of Directors is authorized to restrict or to exclude the pre-emptive rights of the shareholders, and to allocate them to third parties or to the Corporation, in the event of use of the shares for the purpose of: a) expanding the shareholder base in certain capital markets or in the context of the listing, admission to official trading or registration of the shares at domestic or international stock exchanges; b) granting an over-allotment option (“greenshoe”) to one or several underwriters in connection with a placement of shares; c) share placements, provided the issue price is determined by reference to the market price; d) the participation of employees, Members of the Board of Directors or consultants of the Corporation or of one of its Group companies according to one or several equity incentive plans issued by the Board of Directors; e) the acquisition of companies, company assets, participations, the acquisition of products, intellectual property rights, licenses or new investment projects or for public or private share placements for the financing and/or refinancing of such transactions; f) for raising equity capital in a fast and flexible manner as such transaction would be difficult to carry out, or could be carried out only at less favorable terms, without the exclusion of the pre-emptive rights of the existing shareholders; or g) the acquisition of a participation in the Corporation by a strategic partner (including in the case of a public takeover offer).”

Within the limits of Swiss law, the general meeting of shareholders may increase or alter the authorization granted to the board of directors. See “—Ordinary Capital Increase, Authorized and Conditional Share Capital.”

To effect any capital increase based on our authorized share capital in connection with any offering, we will have to follow the relevant procedures under Swiss law. In particular, our board of directors will have to approve a general authorization resolution (Ermächtigungsbeschluss), issue a capital increase report (Kapitalerhöhungsbericht), approve a notarized confirmation resolution (Feststellungsbeschluss) on the capital increase and the articles of association, and obtain (i) duly executed subscription form(s) covering the subscription of the relevant number of new shares, (ii) a report of an audit firm relating to the withdrawal of the pre-emptive rights, as well as (iii) a banking confirmation confirming the payment of the aggregate nominal value of the respective number of new shares to a special Swiss bank account, all in accordance with Swiss law. Our board of directors will subsequently have to file the relevant documentation accompanied by an application form with the competent commercial register. Any issuance of common shares based on such filing(s) is subject to the recording of the respective capital increase(s) in the commercial register in accordance with Swiss law.

Our Conditional Share Capital

Conditional Share Capital for Warrants and Convertible Bonds

The relevant provision of the articles of association was adopted on October 31, 2018 (article 3b of the articles of association) and reads as follows (translation of the binding original German version):

The Corporation’s share capital shall be increased by a maximum aggregate amount of CHF 175,203.50 through the issuance of not more than 8,760,175 registered shares, with a nominal value of CHF 0.02 each, by the exercise of option and conversion rights which are granted in connection with bonds, similar obligations, loans or other financial market instruments or contractual obligations of the Corporation or one of its Group companies, and/or by the exercise of option rights issued by the Corporation or one of its Group companies (“Financial Instruments”). The pre-emptive rights of shareholders are excluded. The holders of Financial Instruments are entitled to the new shares. The conditions of the Financial Instruments shall be determined by the Board of Directors.

When issuing Financial Instruments the Board of Directors is authorized to limit or exclude the advance subscription rights of shareholders:

a)	for the purpose of financing or refinancing the acquisition of enterprises, divisions thereof, or of participations, products, intellectual property rights, licenses, cooperations or of newly planned investments of the Corporation;

b)	if the issue occurs on domestic or international capital markets including private placements; or

c)	for purposes of an underwriting of the Financial Instruments by a banking institution or a consortium of banks with subsequent offering to the public.

To the extent that the advance subscription rights are excluded, i) the Financial Instruments are to be placed at market conditions; ii) the exercise period, the conversion period or the exchange period of the Financial Instruments may not exceed 10 years as of the date of the issue; and iii) the conversion price, the exchange price or other exercise price of the Financial Instruments must be determined by reference to the market price.”

Conditional Share Capital for Equity Incentive Plans

The relevant provision of the articles of association was adopted on October 31, 2018 (last paragraph of article 3b of the articles of association) and reads as follows (translation of the binding original German version):

The Corporation’s share capital shall, to the exclusion of the preemptive rights and advance subscription rights of shareholders, be increased by a maximum aggregate amount of CHF 18,300.00 through the issuance of not more than 915,000 registered shares, which shall be fully paid-in, with a nominal value of CHF 0.02 each, by issuance of shares upon the exercise of options or pre-emptive rights thereof, which have been issued or granted to employees, Members of the Board of Directors or consultants of the Corporation or of one of its Group companies according to one or several equity incentive plans or regulations issued by the Board of Directors. The details shall be determined by the Board of Directors.

Uncertificated Securities

Our shares are uncertificated securities (Wertrechte, within the meaning of art. 973c of the CO) and, when administered by a financial intermediary (Verwahrungsstelle, within the meaning of the Federal Act on Intermediated Securities, “FISA”), qualify as intermediated securities (Bucheffekten, within the meaning of the FISA). In accordance with art. 973c of the CO, we maintain a non-public register of uncertificated securities (Wertrechtebuch). We may at any time convert uncertificated securities into share certificates (including global certificates), one kind of certificate into another, or share certificates (including global certificates) into uncertificated securities. If registered in our share register, a shareholder may at any time request from us a written confirmation in respect of the shares. Shareholders are not entitled, however, to request the printing and delivery of certificates.

Participation certificates and profit sharing certificates

The Company has not issued any non-voting equity securities, such as participation certificates (Partizipationsscheine) or profit sharing certificates (Genussscheine), nor has it issued any preference shares (Vorzugsaktien).

No Additional Capital Contributions

Under Swiss law, shareholders are not obliged to make any capital contribution in excess of the subscription amount.

General Meeting of Shareholders

Ordinary/extraordinary meetings and powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, ordinary and extraordinary general meetings of shareholders may be held. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this means on or before June 30.

The following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending our articles of association;

•	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

•	approving the annual report, the annual statutory financial statements and the consolidated financial statements, and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends and bonus payments to members of the board of directors;

•	approving the compensation of members of the board of directors and executive management, which under Swiss law is not necessarily limited to the executive officers;

•	discharging the members of the board of directors and executive management from liability with respect to their tenure in the previous financial year;

•	dissolving the Company with or without liquidation;

•	deciding matters reserved to the general meeting of shareholders by law or our articles of association or that are presented to it by the board of directors.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or, under certain circumstances, by the Company’s auditor, liquidator or the representatives of convertible bond holders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least ten percent of the share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. The board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on the Company’s stand-alone annual statutory balance sheet, half of our share capital and reserves are not covered by our assets.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the absolute majority of shares represented at the general meeting of shareholders, unless otherwise stipulated by law.

A resolution of the general meeting of the shareholders passed by two-thirds of the shares represented at the meeting, and the absolute majority of the nominal value of the shares represented is required for:

•	amending the Company’s corporate purpose;

•	creating or cancelling shares with preference rights or amending rights attached to such shares;

•	cancelling or amending the transfer restrictions of registered shares;

•	creating authorized or conditional share capital;

•	increasing the share capital out of equity, against contributions in kind or for the purpose of acquiring specific assets and granting specific benefits;

•	limiting or suppressing shareholder’s pre-emptive rights;

•	changing our domicile;

•	dissolving or liquidating the Company.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets, or the Merger Act (including a merger, demerger or conversion of a corporation) see “—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock.

Notice

General meetings of shareholders must be convened by the board of directors at least twenty days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail. The notice of a general meeting of shareholders must state the items on the agenda, the proposals to be acted upon and, in case of elections, the names of the nominated candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders or to initiate a special investigation. No previous notification is required for proposals concerning items included in the agenda or for debates that do not result in a vote. The notice period for a general meeting of shareholders may be waived if all shareholders are present or represented at such meeting.

Agenda Requests

Pursuant to Swiss law, one or more shareholders whose combined shareholdings represent the lower of (i) one tenth of the share capital or (ii) an aggregate nominal value of at least CHF 1,000,000, may request that an item be included in the agenda for an ordinary general meeting of shareholders. To be timely, the shareholder’s request must be received by us at least 45 calendar days in advance of the meeting. The request must be made in writing and contain, for each of the agenda items, the following information:

•	a brief description of the business desired to be brought before the ordinary general meeting of shareholders and the reasons for conducting such business at the ordinary general meeting of shareholders;

•	the name and address, as they appear in the share register, of the shareholder proposing such business; and ·

•	all other information required under the applicable laws and stock exchange rules.

Our business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the general meeting of shareholders. Shareholders of record are notified of this in writing.

Voting Rights

Each of our shares entitles a holder to one vote, regardless of its nominal value. The shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register at cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative. The chairman has the power to decide whether to recognize a power of attorney. The Board of Directors issues the regulations on the determination of shareholder status, on proxies and voting instructions, and on the issue of voting cards.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Dividend payments require a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only if we have sufficient distributable profits brought forward from the previous business years (Gewinnvortrag), or if we have distributable reserves (frei verfügbare Reserven), each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and the articles of association have been deducted. We are not permitted to pay interim dividends out of profit of the current business year.

Distributable reserves are generally booked either as “free reserves” (freie Reserven) or as “reserve from capital contributions” (Reserven aus Kapitaleinlagen). Under the CO, if our general reserves (allgemeine Reserve) amount to less than 20% of our share capital recorded in the commercial register (i.e., 20% of the aggregate nominal value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. The CO permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e. the aggregate nominal value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial register. The share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of the share capital may be implemented only after expiration of this time limit.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the ordinary general meeting of shareholders to pay dividends in quarterly or other installments.

Transfer of Shares

Shares in uncertificated form (Wertrechte) may only be transferred by way of assignment. Shares that constitute intermediated securities (Bucheffekten) may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with the relevant provisions of the FISA. Article 4 of our articles of association provides that in the case of securities held with an intermediary such as a registrar, transfer agent, trust corporation, bank or similar entity, any transfer, grant of a security interest or usufructuary right in such intermediated securities and the appurtenant rights associated therewith requires the cooperation of the intermediary in order for such transfer, grant of a security interest or usufructuary right to be valid against us.

Voting rights may be exercised only after a shareholder has been entered in our share register (Aktienbuch) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights.

Any acquirer of our shares who is not registered in our share register as a shareholder with voting rights will still be entitled to dividends and other rights with financial value with respect to such shares.

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect our share register with respect to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect our share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets. See “Comparison of Swiss Law and Delaware Law—Inspection of Books and Records.”

Special Investigation

If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court in Zug, Switzerland, our registered office, to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10 percent of the share capital or holders of shares in an aggregate nominal value of at least CHF 2,000,000 may request that the court appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive management infringed the law or our articles of association and thereby caused damages to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Swiss Merger Act (i.e. mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented.

Swiss corporations may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). Following a statutory merger or demerger, pursuant to the Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting shareholders and the absolute majority of the nominal value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	a core part of the Company’s business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the Company’s assets, after the divestment, are not invested in accordance with the Company’s statutory business purpose; and ·

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with the Company’s business purpose but, instead, are intended for distribution to the Company’s shareholders or for financial investments unrelated to the Company’s business.

Board of Directors

Our articles of association provide that the board of directors shall consist of at least three and not more than nine members.

The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent ordinary general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually. Unless an exception is granted by the general meeting of shareholders, only persons who have not completed their seventy-fifth year of age on the election date are eligible for election. Under Swiss law, a member of the Board of Directors is not required to be a shareholder.

Powers

The board of directors has the following non-delegable and inalienable powers and duties:

•	the ultimate direction of the business of the Company and issuing of the relevant directives;

•	laying down the organization of the Company;

•	formulating accounting procedures, financial controls and financial planning, to the extent required for the governance of the Company;

•	nominating and removing persons entrusted with the management and representation of the Company and regulating the power to sign for the Company;

•	the ultimate supervision of those persons entrusted with management of the Company, with particular regard to adherence to law, our articles of association, and regulations and directives of the Company;

•	issuing the annual report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions; and

•	informing the court in case of over-indebtedness.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, managing directors, committees or to third parties who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law and Article 13 of our articles of association, details of the delegation and other procedural rules such as quorum requirements must be set in the organizational rules issued by the board of directors.

Indemnification of Executive Management and Directors

Subject to Swiss law, Article 17 of our articles of association provides for indemnification of the existing and former members of the board of directors, executive management and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the employer. See “Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive management and limitation of liability.”

We have entered into indemnification agreements with each of the members of our board of directors and executive management. The indemnification agreements and our articles of association require us to indemnify our directors and executive officers to the fullest extent permitted by law.

Conflict of Interest, Management Transactions

Swiss law does not provide for a general provision regarding conflicts of interest. However, the CO contains a provision that requires our directors and executive management to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive management. This rule is generally understood to disqualify directors and executive management from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breach of these provisions. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person associated with any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Our board of directors has adopted a Code of Business Conduct and Ethics that covers a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Management

Pursuant to Swiss law our shareholders must annually resolve on the approval of the compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management of the Company. The board of directors must issue, on an annual basis, a written compensation report that must be reviewed together with a report on our business by our auditor. The compensation report must disclose all compensation, loans and other forms of indebtedness granted by the Company, directly or indirectly, to current or former members of the board of directors and executive management to the extent related to their former role within the Company or not on customary market terms.

The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive management as well as the particular amount for each member of the board of directors and executive officer, specifying the name and function of each respective person.

Certain forms of compensation are prohibited for members of our board of directors and executive management, such as:

•	severance payments provided for either contractually or in the articles of association (compensation due until the termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of corporations or parts thereof by the Company or by companies being, directly or indirectly, controlled by us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity securities and conversion and option rights awards not provided for in the articles of association.

Compensation to members of the board of directors and executive management for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if the compensation (i) would have been prohibited if it was paid directly by the Company, (ii) is not provided for in the articles of association or (iii) has not been approved by the general meeting of shareholders.

The general meeting of shareholders annually votes on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of compensation of the board of directors for the subsequent term of office; and ·

•	the maximum aggregate amount of compensation of the executive management for the subsequent financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

In the event that at the general meeting of shareholders the shareholders do not approve a proposal of the board of directors, the board of directors must form a new proposal for the maximum aggregate compensation and the particular compensation for each individual, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders, at a subsequent extraordinary general meeting or the next ordinary general meeting of shareholders.

In addition to fixed compensation, members of the board of directors and executive management may be paid variable compensation, depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, financial instruments, in kind, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares and Other Limitations on the Rights to Own Securities

The CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate nominal value of all shares held by us does not exceed 10 percent of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20 percent. We currently do not have any transfer restriction in our articles of association. If we own shares that exceed the threshold of 10 percent of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive rights in the case of share capital increases.

Swiss law and/or our articles of association do not impose any restrictions on the exercise of voting or any other shareholder right by shareholders resident outside Switzerland.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Swiss Financial Market Infrastructure Act do not apply to us since our shares are not listed on a Swiss exchange.

Pursuant to art. 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than five percent of all voting rights.

Stock Exchange Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “EARS.”

The Depository Trust Company

Initial settlement of any common shares to be issued pursuant to this prospectus will take place through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.

Transfer Agent and Registrar of Shares

Our share register is currently kept by American Stock Transfer & Trust Company, LLC., which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional shares.

Comparison of Swiss Law and Delaware Law

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Swiss Code of Obligations (Schweizerisches Obligationenrecht) and the Swiss Ordinance against excessive compensation in listed stock corporations applicable to our company and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Mergers and similar arrangements
Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a division of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the shares represented at the respective general meeting of shareholders as well as the absolute majority of the share capital represented at such shareholders’ meeting. The articles of association may increase the voting threshold. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act can file an appraisal right lawsuit against the surviving company. As a result, if the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of the shares without a vote by shareholders of such subsidiary, if the shareholders of the subsidiary are offered the payment of the fair value in cash as an alternative to shares.
Shareholders’ suits
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors for breach of, among other things, their fiduciary duties and claim the payment of the company’s damages to the corporation. Likewise, an appraisal lawsuit won by a shareholder will indirectly compensate all shareholders. Under Swiss law, the winning party is generally entitled to recover attorneys’ fees incurred in connection with such action, provided, however, that the court has discretion to permit the shareholder whose claim has been dismissed to recover attorneys’ fees incurred to the extent he acted in good faith.
Shareholder vote on board and management compensation
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the Swiss Ordinance against excessive compensation in listed stock corporations, the general meeting of shareholders has the non-transferable right, amongst others, to vote on the compensation due to the

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board of directors, executive management and advisory boards.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects annually (i.e. until the following general meeting of shareholders) the members of the board of directors (including the chairman) and the members of the compensation committee individually for a term of office of one year. Re-election is possible.
Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

•      any breach of a director’s duty of loyalty to the corporation or its shareholders;

•      acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•      statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

•     any transaction from which the director derived an improper personal benefit.

Under Swiss corporate law, an indemnification of a director or member of the executive management in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

Nevertheless, a corporation may enter into and pay for directors’ and officers’ liability insurance which typically covers negligent acts as well.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

•      by a majority vote of the directors who are not parties to the proceeding, even though less than

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a quorum;

•      by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•      by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•      by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

•         the duty of care; and ·

•         the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

A director of a Swiss corporation has a fiduciary duty to the corporation only. This duty has two components:

•         the duty of care; and ·

•         the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interest of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits in principle self-dealing by a director and mandates that the best interest of the corporation take precedence over any interest possessed by a director or officer.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

Directors also have an obligation to treat shareholders equally proportionate to their share ownership.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Shareholder action by written consent
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consent.
Shareholder proposals
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

•      one or several shareholders representing 10.0% of the share capital may ask that a general meeting of shareholders be called for specific agenda items and specific proposals; and ·

•      one or several shareholders representing 10.0% of the share capital or CHF 1.0 million of nominal share capital may ask that an agenda item including a specific proposal be put on the agenda for a regularly scheduled general meeting of shareholders, provided such request is made with appropriate notice.

Any shareholder can propose candidates for election as directors without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the Board on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, and (iii) request, under certain circumstances and subject to certain conditions, a special audit.

Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of all members of the board of directors (including the chairman) for a term of office of one year (i.e. until the following annual general meeting) is mandatory for listed companies.
Removal of Directors
A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. The articles of association may provide for a qualified majority for the removal of a director.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Transactions with interested shareholders
The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	No such rule applies to a Swiss corporation.
Dissolution; Winding up
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution and winding up of a Swiss corporation requires the approval by two-thirds of the shares represented as well as the absolute majority of the nominal value of the share capital represented at a general meeting of shareholders passing a resolution on such dissolution and winding up. The articles of association may increase the voting thresholds required for such a resolution (but only by way of a resolution with the majority stipulated by law).
Variation of right of shares
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	A Swiss corporation may modify the rights of a category of shares with (i) a resolution passed by an absolute majority of the shares represented at the general meeting of shareholders and (ii) a resolution passed by an absolute majority of the shares represented at the special meeting of the affected preferred shareholders. Shares that are granted more voting power are not regarded a special class for these purposes.
Amendment of governing documents
A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	By way of a public deed, the articles of association of a Swiss corporation may be amended with a resolution passed by an absolute majority of the shares represented at such meeting, unless otherwise provided in the articles of association. There are a number of resolutions, such as an amendment of the stated purpose of the corporation and the introduction of authorized and conditional capital, that require the approval by two-thirds of the votes and an absolute majority of the nominal value of the shares represented at a shareholders’ meeting. The articles of association may increase the voting thresholds.
Inspection of Books and Records
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection. The inspection right is limited in scope and only extends to information required for the exercise of shareholder rights and does not extend to confidential information. The right to inspect the share register is limited to the right to inspect that shareholder’s own

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the corporation.	entry in the share register.

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

•      out of its surplus, or ·

•      in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

Payments out of the Company’s share capital (in other words, the aggregate nominal value of the Company’s registered share capital) in the form of dividends are not allowed and may be made by way of a capital reduction only. Dividends may be paid only from the profits brought forward from the previous business years or if the Company has distributable reserves, each as will be presented on the Company’s audited annual stand-alone balance sheet. The dividend may be determined only after the allocations to reserves required by the law and the articles of association have been deducted.

Creation and issuance of new shares
All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares requires a shareholders’ resolution documented by way of a public deed. Authorized shares can be, once created by shareholders’ resolution, issued by the board of directors (subject to fulfillment of the authorization). Conditional shares are created and issued through the exercise of options and conversion rights related to debt instruments issued by the board of directors or such rights issued to employees.

Description of Debt Securities

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•	the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•	our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any U.S. federal income tax consequences; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We will issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We will issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	subject to Swiss law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•	(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and ·

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and ·

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations; or ·

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•	we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•	if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and ·

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Description of Warrants

We may issue warrants to purchase debt securities, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Purchase Contracts

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, debt securities, warrants, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the common shares, debt securities, warrants and/ or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Forms of Securities

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Auris Medical Holding AG, its affiliates, the trustees, the warrant agents, the unit agents or any other agent of Auris Medical Holding AG, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Plan of Distribution

We, or the selling shareholder, as applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We, or the selling shareholder, as applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us or the selling shareholder, as applicable, to indemnification by us or the selling shareholder, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on Nasdaq Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

Incorporation of Certain Information by Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017;

•	our Reports on Form 6-K filed on August 15, 2018 (other than exhibit 99.3 thereto) and October 17, 2018; and

•	the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on July 29, 2014 and amended on June 1, 2016, including any subsequent amendment or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing or at Auris Medical Holding AG, Bahnhofstrasse 21, 6300 Zug, Switzerland or via telephone at +41 (0)41 729 71 94.

Enforcement of Civil Liabilities

We are organized under the laws of Switzerland and our jurisdiction of incorporation is Zug, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including amongst others judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or of actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated inter alia upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee		$12,122
FINRA filing fee	$	*
Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

Legal Matters

The validity of our common shares and certain other matters of Swiss law will be passed upon for us by Walder Wyss Ltd., Switzerland. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements incorporated in this prospectus by reference from the Auris Medical Holding AG’s Annual Report on Form 20-F for the year ended December 31, 2017 have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

The current address of Deloitte AG is General Guisan-Quai 38, 8002 Zurich, Switzerland, phone number +(41) 58 279 60 00.

Auris Medical Holding AG

Up to $3.25 million

Common Shares

PROSPECTUS SUPPLEMENT

A.G.P.

November 30, 2018